SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     SCHEDULE 14A INFORMATION
     Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant /x/
     Filed by a Party other than the Registrant / /

     Check the appropriate box:
     / / Preliminary Consent Solicitation Statement
     / / Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
     /x/ Definitive Consent Solicitation Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    T. ROWE PRICE REALTY INCOME FUND II,
      AMERICA'S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP

              (Name of Registrant as Specified in Its Charter)

       (Names of Person(s) Filing Consent Solicitation Statement, if
                         Other Than the Registrant)

          Payment of Filing Fee (Check the appropriate box):
          / /  No fee required
          /x/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title  of each class of securities to which transaction applies:
               Units of Limited Partnership Interest ("Units")
          (2)  Aggregate  number of  securities  to which  transaction applies:
               84,099 Units
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
               0-11 (set forth the amount on which the filing fee
               is calculated and state how it was determined):
               The filing fee of $6,088.16 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $30,440,820 (the aggregate amount of the cash to be received by the Registrant).
          (4) Proposed maximum aggregate value of transaction:
               $34,990,820
          (5) Total fee paid:
               $6,088.16


















          /x/  Fee paid previously with preliminary materials:
               The fee of $6,088.16 was paid in full upon the filing of the Registrants's preliminary consent solicitation
               materials  with   the  Commission  on   June  6,   1997
               (Commission File No. 0-15575).
          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.
          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement no.:

          (3) Filing Party:

          (4) Date Filed:
















































                                        July 21, 1997


     T. Rowe Price Realty Income Fund II Management, Inc.
     100 East Pratt Street
     Baltimore, Maryland  21202
     Attention: Mr. James S. Riepe, President

     Gentlemen:

          We understand that T. Rowe Price Realty Income Fund II, America s Sales-Commission-Free Real Estate Limited Partnership (the "Fund") and Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. (collectively, the "Acquiror") have entered into an agreement dated as of April 11, 1997 (the "Agreement"), which provides that the Fund will sell all of its real estate assets (the "Properties") to the Acquiror for cash consideration of $30,440,820 (the "Sale").

          In connection with the Sale, we have been requested to provide our opinion to T. Rowe Price Realty Income Fund II Management, Inc., the general partner of the Fund (the "General Partner") regarding the fairness to the Fund and the limited partners, from a financial point of view, of the consideration to be received by the Fund in the Sale.

          In conducting our analysis and arriving at the opinion set forth below, we have, among other things:

          (i)  reviewed the Agreement;

          (ii) reviewed and analyzed the audited financial statements of the Fund for the years ended December 31, 1995 and 1996;

          (iii)reviewed and analyzed the unaudited consolidated financial statements of the Properties for the three months ended March 31, 1997;

          (iv) reviewed and analyzed certain internal information concerning the business and operations of the Fund and the Properties furnished to us by the General Partner and by LaSalle Advisors Limited ("LaSalle"), including unaudited cash-basis projections for the Properties for the years ending December 31, 1997 through 2007;

          (v) reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Acquiror;

















          (vi) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we deemed relevant to our inquiry;

          (vii)reviewed and analyzed certain selected market purchase price data that we deemed relevant to our inquiry;

          (viii)held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and

          (ix) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as we deemed appropriate.

          In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor has Legg Mason been furnished with any such independent evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us as of the date hereof. Additionally, our opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and we were not requested to, nor did we, solicit the interest of any other party in acquiring the Properties.

          We have acted as financial advisor to the General Partner and will receive a fee for our services. It is understood that this opinion is provided to the General Partner in its evaluation of the Sale and our opinion does not constitute a recommendation to any limited partner of the Fund as to whether such limited partner should approve the Sale. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any filing made by the Fund with the












     Securities and Exchange Commission with respect to the Sale and as an appendix to the Fund s consent solicitation statement furnished to limited partners in connection with the Sale.

          Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the Fund in the Sale is fair to the Fund and its limited partners from a financial point of view.

                                   Very truly yours,



                                   Legg Mason Wood Walker,Incorporated


                                   By:________________________________
                                          Jeff M. Rogatz
                                          Managing Director















































                    T. ROWE PRICE REALTY INCOME FUND II,
                      AMERICA'S SALES-COMMISSION-FREE
                      REAL ESTATE LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       NOTICE OF CONSENT SOLICITATION

     To The Limited Partners of T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership

          NOTICE IS HEREBY GIVEN to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership, a Delaware Limited Partnership ("Fund") that T. Rowe Price Realty Income Fund II Management, Inc. (the "General Partner") is soliciting written consents to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consist of interests in eight properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described in the accompanying Consent Solicitation Statement.

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998), all as more fully described in the accompanying Consent Solicitation Statement.

          The Transaction must be approved by Limited Partners holding a majority of the outstanding Units. Only Limited Partners of record at the close of business July 2, 1997 are entitled to notice of the solicitation of consents and to give their consent to the Transaction. In order to be valid, all consents must be received before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended). The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the expiration of the time by which the consent card must be received.

          Your Approval is Important--Please read the Consent
     Solicitation Statement carefully and then complete, sign and date the enclosed consent card and return it in the accompanying self-addressed, postage-paid envelope. Any consent card which is signed and does not specifically disapprove the Transaction will be treated as approving the Transaction. Your prompt response will be appreciated.

     Dated: July 28, 1997               T. ROWE PRICE REALTY INCOME
                                        FUND II MANAGEMENT, INC.

                                             /s/James S. Riepe
                                        By:  _________________________
                                             James S. Riepe
                                             Chairman of the Board
                                             and President






















































                    T. ROWE PRICE REALTY INCOME FUND II,
                      AMERICA'S SALES-COMMISSION-FREE
                      REAL ESTATE LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       CONSENT SOLICITATION STATEMENT


          This Consent Solicitation Statement is being furnished to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership, a Delaware limited partnership ("Fund"), in connection with the solicitation of written consents ("Consents") by T. Rowe Price Realty Income Fund II Management, Inc. ("General Partner") to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consist of interests in eight properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997 ("Purchase and Sale Agreements"), with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers ("Purchaser"), and
     (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described under the caption "THE TRANSACTION--The Liquidation."

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998). See "THE TRANSACTION--The Liquidation."

          Under the terms of the Limited Partnership Agreement, dated as of January 7, 1986, as amended as of March 10, 1986 (the "Partnership Agreement"), the disposition of all the Fund's interests in real property and other assets of the Fund, and the receipt of the final payment of the sale price for all of its assets results in the automatic dissolution and termination of the Fund. Because the Sale would result in the disposition of all of the Fund's remaining real estate assets, the General Partner would not ordinarily be required to obtain the consent of the Limited Partners to effectuate the subsequent dissolution and termination of the Fund. The Partnership Agreement does, however, prohibit the General Partner from engaging in certain "affiliated" transactions, including certain transactions between the General Partner and the Fund. Because the proposed form of the Liquidation involves the transfer of certain assets and liabilities of the Fund to the General Partner, the General Partner is seeking approval of both the Sale and the Liquidation in a single proposal to the Limited Partners. Approval of the Transaction will have the effect of amending the Partnership Agreement to the extent necessary to permit the General Partner to effect the Liquidation.







          This Consent Solicitation Statement, the attached Notice of Consent Solicitation and the accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.



     The date of this Consent Solicitation Statement is July 28, 1997.



























































                             TABLE OF CONTENTS

     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     ACTION BY CONSENT . . . . . . . . . . . . . . . . . . . . . . . 4
          General  . . . . . . . . . . . . . . . . . . . . . . . . . 4
          Matters to be Considered . . . . . . . . . . . . . . . . . 4
          Record Date  . . . . . . . . . . . . . . . . . . . . . . . 4
          Action by Consent  . . . . . . . . . . . . . . . . . . . . 4
          Recommendation of General Partner  . . . . . . . . . . . . 5

     THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . 5
          Description of the Fund  . . . . . . . . . . . . . . . . . 5
          Background of the Disposition Plan . . . . . . . . . . . . 5
          Background of the Sale . . . . . . . . . . . . . . . . . . 6
          Description of the Properties to be Sold . . . . . . . . . 7
          Annual Valuation . . . . . . . . . . . . . . . . . . . .  10
          Fairness Opinion . . . . . . . . . . . . . . . . . . . .  11
          Recommendation of the General Partner  . . . . . . . . .  14
          Failure to Approve the Transaction . . . . . . . . . . .  16
          Terms of the Purchase and Sale Agreements  . . . . . . .  17
          The Liquidation  . . . . . . . . . . . . . . . . . . . .  20

     BENEFITS OF THE TRANSACTION TO AND POSSIBLE
     CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES . . . . .  20

     CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE  21
          General  . . . . . . . . . . . . . . . . . . . . . . . .  21
          Taxation Prior to Liquidation  . . . . . . . . . . . . .  21
          Taxation of Liquidation  . . . . . . . . . . . . . . . .  22
          Capital Gains  . . . . . . . . . . . . . . . . . . . . .  23
          Passive Loss Limitations . . . . . . . . . . . . . . . .  23
          Certain State Income Tax Considerations  . . . . . . . .  23
          Tax Conclusion . . . . . . . . . . . . . . . . . . . . .  23

     NO APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . .  24

     MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
     AND RELATED SECURITY HOLDER MATTERS . . . . . . . . . . . . .  24

     SELECTED HISTORICAL FINANCIAL DATA  . . . . . . . . . . . . .  26

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . .  27
          Results of Operations  . . . . . . . . . . . . . . . . .  27
          Liquidity and Capital Resources  . . . . . . . . . . . .  28
          Reconciliation of Financial and Tax Results  . . . . . .  29

     BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . .  30

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF . . . . . . .  31

     LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . .  31

     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .  31

     INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  33

     APPENDIX I--Opinion of Legg Mason Wood Walker, Incorporated . A-1







                                  SUMMARY

          The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement. References are made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Solicitation Statement. Unless otherwise defined herein, terms used in this summary have the respective meanings ascribed to them elsewhere in this Consent Solicitation Statement. Limited Partners are urged to read this Consent Solicitation Statement in its entirety.


     The Partnership

     T. Rowe Price Realty Income
     Fund II, America's Sales-
     Commission-Free Real Estate
     Limited Partnership                The Fund owns, directly and
                                        through a joint venture
                                        partnership, interests in
                                        eight commercial properties
                                        (collectively "Properties" and
                                        individually a "Property")
                                        consisting of four industrial
                                        buildings, three business
                                        parks and one office building.
                                        The principal offices of the
                                        Fund are located at 100 East
                                        Pratt Street, Baltimore,
                                        Maryland 21202, and its
                                        telephone number is 1-800-962-
                                        8300.

     The Purchaser

     Glenborough Realty Trust
     Incorporated and Glenborough
     Properties, L.P.                   Glenborough Realty Trust
                                        Incorporated is a Maryland
                                        corporation whose shares trade
                                        on the New York Stock
                                        Exchange.

                                        Glenborough Realty Trust
                                        Incorporated is the general
                                        partner of Glenborough
                                        Properties, L.P., a Delaware
                                        limited partnership.  The
                                        principal offices of the
                                        Purchaser are located at 400
                                        South El Camino Real, San
                                        Mateo, California 94402.














     The Transaction

     General The Transaction is a single proposal to be approved by the Limited Partners and consists of (i) the Sale of all eight
                                        Properties to the Purchaser
                                        for an aggregate purchase
                                        price of $34,990,820 (of which
                                        the Fund's aggregate interest
                                        therein is $30,440,820),
                                        subject to certain adjustments
                                        at or prior to closing, and
                                        (ii) the Liquidation of the
                                        Fund.

     Background of the
     Transaction                        In 1996, the General Partner,
                                        based upon its belief that the
                                        real estate markets were
                                        improving and the fact that
                                        the Fund was approaching the
                                        end of its expected duration,
                                        indicated its intention to
                                        dispose of all the Fund's
                                        Properties by the end of 1998.
                                        In January 1997, the Purchaser
                                        contacted the Fund and
                                        indicated its desire to
                                        purchase the Fund's
                                        Properties.  After a series of
                                        negotiations, the Fund and the
                                        Purchaser entered into an
                                        agreement for the Fund to sell
                                        its Properties to the
                                        Purchaser, subject to certain
                                        contingencies. See "THE
                                        TRANSACTION--Background of the
                                        Disposition Plan" and "--
                                        Background of the Sale."

     Recommendation of the
     General Partner                    The General Partner has
                                        carefully considered the
                                        Transaction and has concluded
                                        that the Transaction is in the
                                        best interests of the Fund and
                                        the Limited Partners.
                                        Accordingly, the General
                                        Partner approved the
                                        Transaction and is
                                        recommending that the Limited
                                        Partners consent to it.

     Security Ownership
     and Voting of the
     General Partner                    At the Record Date, the
                                        General Partner and its parent







                                        owned 25 Units (less than 1%
                                        of the outstanding Units), and
                                        all officers and directors of
                                        the General Partner, as a
                                        group, beneficially owned 30
                                        Units (less than 1% of the
                                        outstanding Units). T. Rowe
                                        Price Trust Company, as
                                        custodian for participants in
                                        the T. Rowe Price Funds
                                        Individual Retirement
                                        Accounts, as custodian for
                                        participants in various
                                        403(b)(7) plans, and as
                                        custodian for various profit
                                        sharing and money purchase
                                        plans, is the registered owner
                                        of 24,284 Units (29% of the
                                        outstanding Units).  T. Rowe
                                        Price Trust Company has no
                                        beneficial interest in such
                                        accounts and no control over
                                        investment decisions with
                                        respect to such accounts, nor
                                        any other accounts for which
                                        it may serve as trustee or
                                        custodian with respect to an
                                        investment in the Fund.  The
                                        General Partner, its parent
                                        and all officers and directors
                                        of the General Partner intend
                                        to consent to the Transaction.
                                        See "VOTING SECURITIES AND
                                        PRINCIPAL HOLDERS THEREOF."

     Opinion of Financial
     Consultant                         Legg Mason Wood Walker,
                                        Incorporated ("Legg Mason")
                                        acted as a financial
                                        consultant to the General
                                        Partner in connection with the
                                        Sale.  The General Partner has
                                        received a fairness opinion
                                        from Legg Mason that the Sale
                                        is fair, from a financial
                                        point of view, to the Fund and
                                        the Limited Partners.  See
                                        "THE TRANSACTION--Fairness
                                        Opinion."
     Consummation of the
     Sale                               The Sale will be consummated
                                        as promptly as practicable
                                        after obtaining the requisite
                                        approval of the Limited
                                        Partners to the Transaction
                                        and the satisfaction or, where
                                        permissible, waiver of all
                                        conditions to the Sale.








     No Appraisal Rights                If the Transaction is approved
                                        by Limited Partners owning a
                                        majority of the outstanding
                                        Units, dissenting Limited
                                        Partners will not have
                                        appraisal rights in connection
                                        with the Transaction.  See "NO
                                        APPRAISAL RIGHTS."

     Certain Federal and State
     Income Tax Consequences            Assuming that the Sale occurs
                                        in 1997, as anticipated, the
                                        Sale of the Properties will
                                        result in the allocation of
                                        taxable gains and losses among
                                        the Limited Partners.  The
                                        Sale proceeds distributed to
                                        the Limited Partners in 1997
                                        are expected to exceed the
                                        Limited Partners' income tax
                                        liability attributed to the
                                        Sale.  See "CERTAIN FEDERAL
                                        AND STATE INCOME TAX
                                        CONSEQUENCES OF THE SALE."

     Final Distributions
     and Liquidation                    Following the consummation of
                                        the Sale, the General Partner
                                        will determine the amount of
                                        assets that it believes will
                                        be sufficient to provide for
                                        the payment of the Fund's
                                        recorded liabilities.  The
                                        balance of the Fund's assets
                                        will then be promptly
                                        distributed to the Limited
                                        Partners and General Partner
                                        in accordance with the
                                        Partnership Agreement. It is
                                        expected that all such net
                                        assets will be distributed no
                                        later than the quarter
                                        following the closing of the
                                        Sale. The liabilities and the
                                        assets required to satisfy
                                        such liabilities will then be
                                        transferred to the General
                                        Partner, in order to terminate
                                        the Fund by December 31, 1997
                                        and eliminate the need for the
                                        taxable Limited Partners to
                                        receive Schedules K-1 for
                                        1998.  See "THE TRANSACTION--
                                        The Liquidation."

     Action by Written Consent

     Termination of Consent








     Solicitation                       Consents must be received by
                                        September 11,  1997, at 10:00
                                        A.M., New York City time
                                        (unless such date or time is
                                        extended).

     Record Date; Units
     Entitled to Consent                Limited Partners of record at
                                        the close of business on July
                                        2, 1997 are entitled to
                                        approve the Transaction by
                                        written Consent.  At such date
                                        there were outstanding 84,099
                                        Units, each of which will
                                        entitle the record owner
                                        thereof to one vote.



















































     Purpose of the Action              Written Consents are being
                                        solicited to approve the
                                        Transaction, which consists of
                                        (i) the Sale of substantially
                                        all of the assets of the Fund,
                                        and (ii) the Liquidation of
                                        the Fund.

     Vote Required                      The Transaction must be
                                        approved by Limited Partners
                                        holding a majority of all
                                        outstanding Units.





















































                             ACTION BY CONSENT
     General

               This Consent Solicitation Statement is being furnished on behalf of the Fund to the Limited Partners of the Fund in connection with the solicitation of Consents by T. Rowe Price Realty Income Fund II Management, Inc., as the General Partner.

               This Consent Solicitation Statement, the attached
     Notice of Consent Solicitation and accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.

     Matters to be Considered

               Consents are being solicited to approve the Transaction, which consists of (i) the Sale of substantially all of the assets of the Fund, and (ii) the Liquidation of the Fund. Such Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to 1998. See "THE TRANSACTION--The Liquidation."

     Record Date

               The close of business on July 2, 1997 ("Record Date") has been fixed by the General Partner for determining the Limited Partners entitled to receive notice of the solicitation of Consents and to give their Consent to the Transaction. On the Record Date, there were 84,099 outstanding Units entitled to vote held of record by 13,121 Limited Partners.

     Action by Consent

               Pursuant to the terms of the Partnership Agreement, the approval of Limited Partners owning a majority of the outstanding Units is required to effect the sale of all or substantially all of the assets of the Fund in a single sale or in multiple sales in the same 12-month period. "Substantially All of the Assets" is defined by the Partnership Agreement to mean properties representing 66 2/3% or more of the original purchase price of all of the Properties as of the most recently completed calendar quarter. The Partnership agreement also prohibits certain "affiliated" transactions between the General Partner and the Fund. Since the Transaction would result, among other things, in the Sale of substantially all of the assets of the Fund, as well as the transfer of certain assets and liabilities of the Fund to the General Partner pursuant to the Liquidation, the approval of the Transaction by the Limited Partners owning a majority of the outstanding Units is required to effect the Transaction. Such approval will be obtained through the solicitation of written Consents from Limited Partners, and no meeting of Limited Partners will be held to vote on the Transaction. Under Delaware law and under the Partnership Agreement, any matter upon which the Limited Partners are entitled to act may be submitted for a vote by written consent without a meeting. Any Consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended), by sending a written notice of revocation or a later dated Consent containing different instructions to the Secretary of the General Partner before such date. Any written notice of revocation or subsequent Consent should be sent to T. Rowe Price Realty Income Fund II Management, Inc., P.O. Box 89000, Baltimore, MD 21289-0270.

               In addition to solicitation by use of the mails, officers, directors and employees of the General Partner or its affiliates may solicit Consents in person or by telephone, facsimile or other means of communication. Such officers, directors and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Fund will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. All costs and expenses of the solicitation of Consents, including the costs of preparing and mailing this Consent Solicitation Statement, will be borne by the Fund. The aggregate expenses anticipated to be incurred by the Fund relating to this solicitation, including legal fees, are expected to be approximately $95,000.

     Recommendation of General Partner

               The General Partner has approved the Transaction and recommends that Limited Partners consent to it. See "THE
     TRANSACTION--Recommendation of the General Partner".

                              THE TRANSACTION
     Description of the Fund

               The Fund was formed in January 1986 for the primary purpose of acquiring a portfolio of income producing commercial properties on an unleveraged basis and subsequently operating and holding such properties for investment. The Fund was structured as a self-liquidating partnership with a finite life, which would distribute its cash flow during its operating stage and its proceeds of sale during its liquidating stage, whereupon the Fund would be liquidated and dissolved. It was anticipated that the properties would be held for approximately seven to ten years after acquisition although, depending on economic and market factors, they could be held for shorter or longer periods in the complete discretion of the General Partner. The interests in the Properties were purchased between 1986 and 1988 and have now been held for their anticipated holding period.

               The Fund owns, directly and through a joint venture partnership, interests in eight commercial properties consisting of four industrial buildings, three business parks and one office building. One of the business parks, Tierrasanta, is owned by a joint venture, 30% of which is held by the Fund and 70% of which is held by two affiliated funds. The other seven Properties are held directly by the Fund. The Fund owned six additional properties or interests therein that have been sold prior to the date of this Consent Solicitation Statement.

     Background of the Disposition Plan

               In 1996, the General Partner disclosed its intention to dispose of all of the Fund's Properties by the end of 1998. This decision was based upon the General Partner's belief that the real estate market was improving, as well as the fact that the Fund was nearing the end of its anticipated life. Over the past few years, the ability to sell properties generally has been enhanced by further improvements in the national real estate market. Pension funds, real estate investment trusts ("REITs") and other institutional buyers have increased their purchasing activity in recent years compared to the early 1990's when these same institutional buyers were largely out of the market. Lower interest rates have also improved the market for selling properties as entrepreneurial buyers who require debt financing to purchase properties are able to borrow funds at more advantageous rates.

               More specifically, with respect to the Fund's Properties, improvements in the real estate capital markets and in the operating performance of certain Properties has enhanced the prospects for selling these Properties or the prices at which they can expect to be sold. During the late 1980's and early 1990's, the Fund's Properties experienced adverse operating results and decreases in value due to a nationwide slump in real estate values as well as difficult local market conditions, especially in the California market (where two of the Properties are located), Florida (where one of the Properties is located) and the Arizona industrial market (where one of the Properties is located). Improvements in the real estate capital markets and in the local real estate markets have caused rents to increase and concessions to tenants (such as free rent and tenant improvements) to decrease. As a result of improved occupancy and property cash flow and the improvement in the real estate capital markets, the Properties located in these areas are better positioned for sale now than they were during the past several years. See "THE TRANSACTION--Description of Properties to be Sold" for more details concerning these Properties.

               Accordingly, the General Partner determined that the Fund should investigate opportunities for selling the Properties. The Fund had previously sold one of the two industrial buildings which comprised the Coronado Property in 1993, its Sullyfield Circle industrial property in June 1995 and its Regal Row industrial property in February 1996. In August 1996, a joint venture in which the Fund had an interest sold Fairchild Corporate Center, an office property. In January 1997, the Fund sold its AMCC R&D property. In late 1996, the Fund began to market its two industrial Properties in Illinois, Bonnie Lane and Glenn Avenue (the "Midwest Industrial Properties"), and a shopping center in Arizona, South Point Plaza, in which it had a 50% interest. The shopping center was sold in April 1997. The Midwest Industrial Properties are being sold as part of the Sale. With respect to the Fairchild Corporate Center, the Fund owned a










     24% interest in a general partnership, Fairchild 234, which owned a note secured by a deed of trust on Fairchild Corporate Center. Fairchild Corporate Center was sold as a result of Fairchild 234 advertising the property for auction as part of the process of foreclosing on the deed of trust. Several favorable offers were received in response and the property was sold to one of the offerors without proceeding with the foreclosure. Marketing was generally conducted through local real estate brokers in the areas where the Properties were located or through brokers who had relationships with large national buyers; LaSalle Advisors Limited Partnership ("LaSalle"), the real estate adviser to the Fund, managed the sales.

     Background of the Sale

               In January 1997, the Fund was contacted by the agent of an unidentified buyer (which was later disclosed to be the Purchaser), who expressed an interest in purchasing all of the remaining real estate assets of the Fund and of the four other public real estate funds sponsored by T. Rowe Price Associates, Inc. ("Associates"). The four entities affiliated with the Fund are sometimes hereinafter referred to as "Affiliated Funds" and, together with the Fund, the "Funds." Later in January, after telephone discussions between this third party and representatives of the Fund, the Purchaser contacted the Fund and identified itself as the potential buyer. Thereafter, in February 1997, the Fund entered into a confidentiality agreement with the Purchaser and its third party representative and forwarded certain business and financial information to the
     Purchaser for its review.   The Purchaser then submitted an offer
     for six of the Fund's Properties, including its interest in the Tierrasanta Property, at a price of $23,678,000. The Midwest Industrial Properties were then under letter of intent to a different buyer at a price of $6,730,891.

               On March 7, 1997, the Fund made a counteroffer to sell all five of its 100% owned Properties to the Purchaser for $22,806,000, and the Affiliated Funds made a counteroffer to sell the Tierrasanta Property to the Purchaser for $6,750,000 (the Fund's interest in this price equates to $2,025,000). On March 10, 1997, the Purchaser made a counteroffer to purchase the five 100% owned Properties for $22,121,820, subject to negotiation of additional terms of the sale, which the Fund accepted on March 12, 1997. In addition, after further negotiations, on March 12, 1997 the Purchaser made and the Funds accepted, subject to negotiation of additional terms of the sale, an offer to purchase the Tierrasanta Property at a price of $5,250,000. Thus, total consideration to the Fund, including its portion of the sales proceeds for the Tierrasanta Property, was $23,696,820.

               LaSalle, on behalf of the Fund, thereafter received indications of interest from third parties to purchase
     Tierrasanta at prices ranging from $6.8 million to $7.3 million. However, all of these offers would have involved substantial due diligence by the offerors, and possible downward price adjustment. The Fund gave the Purchaser an opportunity to increase its offer for Tierrasanta and on April 8, 1997, the Purchaser increased its offer for Tierrasanta to $6.5 million. The Funds then accepted the Purchaser's offer on April 11, 1997.

               In early March 1997, the prospective purchaser of the Midwest Industrial Properties informed the Fund that it had elected not to proceed with the purchase, based on the extent of necessary deferred maintenance identified during its due diligence process, which the Fund estimated would cost $216,000. The Fund had previously received other offers for the Midwest Industrial Properties ranging from $5,850,000 to $6,730,000. The Purchaser had previously indicated an interest in purchasing the Midwest Industrial Properties and, when the initial purchaser withdrew its offer, the Fund invited the Purchaser to make an offer for these Properties. After additional negotiations, on April 11, 1997 the Fund agreed to include the Midwest Industrial Properties in the sale to the Purchaser for an additional $6,369,000. A key factor in the Fund's decision to sell the Midwest Industrial Properties to the Purchaser instead of one of the other offerors was the Purchaser's agreement to purchase these Properties without any subsequent price adjustment because of deferred maintenance. In addition, the Fund had a greater degree of confidence in the Purchaser's ability to consummate the sale than it had with respect to some of the other offerors, and transaction costs would be lower if these Properties were included in the sale to the Purchaser, resulting in a net price equal to or better than that which would have been produced by the other offers. Thus, the total aggregate purchase price for all of the Properties is $34,990,820, and the Fund's interest therein is $30,440,820.

               The Purchase and Sale Agreements for the Properties were executed on April 11, 1997, and the Purchaser deposited $349,908.20 (the "Escrow Deposit"), representing 1% of the aggregate purchase price for all of the Properties, in an escrow account.

     Description of the Properties to be Sold

               Atlantic Business Center

               This Property, in which the Fund holds a 100% interest, consists of three warehouse/industrial buildings with a total of 188,000 square feet of space. It was built in 1974 and is located in Gwinnett County, Georgia, 20 miles northeast of downtown Atlanta, in the suburban area known as the "Peachtree Corridor."

               The Northeast/I-85 industrial submarket in which this project competes consists of approximately 1,300 buildings totaling approximately 84 million square feet. Although absorption levels in the submarket were impressive throughout












     1996, there are several trends emerging in the region that indicate a potential softening. The first trend is the rising vacancy levels in the service market where the rate has increased from 5.8 percent at year-end 1995 to 8.1 percent at year-end 1996. Vacant speculative deliveries remain the primary force behind these rising levels. A second trend is the performance of the distribution sector in the region. There remains a substantial amount of second generation space such as Atlantic Business Center that is being vacated as businesses relocate to the newer, larger facilities. As a result, the vacancy level for the distribution sector has risen from 3.9 percent at year-end 1995 to 5.6 percent as of year-end 1996.

               Leases covering 67% of the space in Atlantic Business Center expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $220,000.

               Coronado

               The Fund owns a 100% interest in the Coronado Property, which is a 96,000 square foot industrial building in Anaheim, California. This building was built in 1975 and has a mezzanine area that can be used as office or storage space and additional office space on the ground floor. The building is leased to a single tenant, a textile distributor, until the year 2003. The lease includes periodic rental rate increases and requires the tenant to be responsible for all property expenses.

               The building's 100% leased status is above the 94% overall rate for the North Orange County submarket as of December 1996. Total competitive inventory in this submarket is approximately 101 million square feet. The gross absorption in this submarket rose to approximately 7.5 million square feet during 1996, versus 6.7 million during the same period in 1995. Market rental rates ranged from $3.84 to $4.68 per square foot per year net of taxes, insurance and utilities in 1994, and in 1996 ranged from $4.08 to $5.16 per square foot. Little if any new speculative construction is believed planned for this area.

               Oakbrook Corners

               The Fund owns a 100% interest in Oakbrook Corners Business Park ("Oakbrook Corners"), which consists of eight office/showroom buildings containing 124,000 square feet of space. The Property was built in 1984 and is located in the Northeast/I-85 Industrial Submarket, which is in Gwinnett County, Georgia 15 miles northeast of downtown Atlanta. The Oakbrook Corners neighborhood is primarily developed with office/service buildings similar to the Fund's Property. The buildings at the Property range in size from 11,000 to 27,000 square feet. Each building has one or more loading doors of either the roll-up or overhead type. Market conditions for this Property are generally the same as those affecting Atlantic Business Center.

               Leases covering 61% of the space in Oakbrook Corners expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $230,000.

               Baseline

               The Baseline Business Park ("Baseline") in Tempe, Arizona, which is 100% owned by the Fund, consists of eight multi-tenant service-industrial/retail buildings, containing 100,000 square feet of space. The Baseline Property was built in 1984 and is located in a suburban area containing similar comparable projects, together with multi-tenant residential housing and light manufacturing facilities. The eight one-story buildings that comprise the Baseline property range in size from 11,000 to 14,000 square feet, and are leased to a total of approximately 60 tenants.

               Activity was brisk at this Property during 1996, and leasing efforts resulted in a total of 28,445 square feet of gross leasing to ten new tenants, against 12 expiring leases covering 22,249 square feet. Partially because the Fund wanted to take advantage of improving market conditions, it chose not to renew several short-term tenants upon their lease expirations. Instead, it has been attempting to sign longer term leases and stagger the lease expiration schedule. Thus, the leasing gains during the year were offset by the loss of six tenants totaling 11,985 square feet whose leases were not renewed upon lease expiration. Four tenants whose leases cover 5,656 square feet renewed and/or expanded. Accordingly, the Property's lease status increased to 96% by year-end 1996 versus 88% in 1995.

               The Baseline Property is part of the Tempe
     Industrial/Office submarket. Baseline competes directly against eight projects totaling approximately 819,000 square feet. They are experiencing an approximate 4% vacancy rate reflecting no material change from the previous year's level. Effective and nominal rental rates have begun to increase and as of year-end 1996 ranged between $6.00 and $9.60 per square foot, full service. There are no known projects planned or under construction similar to or which may compete with Baseline. The average occupancy rate in the market where Baseline is located has increased from approximately 90% in 1994 to 96% at the end of 1996.

               Leases covering 50% of Baseline expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $170,000.













               Business Plaza

               This Property consists of two one-story office buildings in Fort Lauderdale, Florida with 66,000 square feet of space. It was built in 1984 and is 100% owned by the Fund. It is located in an established office park in an area known as Cypress Creek near the Broward County Executive Airport. This submarket competes for tenants with three other areas: Fort Lauderdale, Boca Raton, and Deerfield Beach.

               The Cypress Creek office market consists of approximately 4 million square feet in 48 competitive buildings. Average market occupancy in 1994 was only 86%, but with recorded net absorption of approximately 52,000 square feet in 1995 and approximately 148,000 square feet in 1996, overall occupancy rate was approximately 93% at year-end 1996. Demand for space in the Cypress Creek submarket has continued to increase, as evidenced by a $1.00-$2.00 per square foot increase in market rental rates at year-end 1996 over 1995. Despite the fact that there is no new speculative office construction planned in the submarket for the near-term, it is anticipated that a continued rise in rental rates could trigger new development. Developers have been taking steps to begin construction in other parts of Broward County.

               Leases covering 43% of the space at Business Plaza expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $70,000.

               Bonnie Lane

               The Fund owns a 100% interest in this two-building multi-tenant manufacturing/distribution project in Elk Grove Village, Illinois. The buildings have 65,000 and 55,000 square feet of space, respectively. Bonnie Lane was built in 1981.

               A lease with a tenant representing 13,200 square feet or 11% of this suburban Chicago Property was signed during 1996, increasing occupancy from 89% at year end 1995 to 100% at year end 1996. The western O'Hare suburban Chicago industrial submarket in which Bonnie Lane is located consists of approximately 160 million square feet of space in all types of industrial projects. This submarket is a part of the larger west and northwest Chicago suburban industrial market which experienced net positive absorption of approximately 738,000 square feet during 1996. Speculative construction has continued, but it is primarily in outlying areas due to the limited supply of available land. The range of net rental rates in the market for comparable space increased from approximately $3.50 to $4.75 net per square foot per year in 1995 to $3.75 to $5.00 per square foot by year end 1996.

               Glenn Avenue













               The Fund holds a 100% interest in this 82,000 square foot multi-tenant warehouse, distribution and light manufacturing project, which was built in 1980. The site is in Wheeling, Illinois, a northwest Chicago suburb.

               During 1996, this industrial Property remained 100% leased as five tenants renewed leases covering 73% of the space in the Property. This Property competes in the west and northwest Chicago suburban industrial market, which is discussed above in connection with the Bonnie Lane Property.

               Leases covering 36% of the space at Glenn Avenue expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period would be approximately $62,000.

               Tierrasanta

               The Fund owns a 30% interest in Tierrasanta 234, a joint venture with T. Rowe Price Realty Income Fund III, America's Sales-Commission-Free Real Estate Limited Partnership and T. Rowe Price Realty Income Fund IV, America's Sales-Commission-Free Real Estate Limited Partnership, two of the Affiliated Funds. Tierrasanta 234 owns a 100% interest in Tierrasanta Research Park in San Diego, California. The project, built in 1984 and acquired in 1988, contains four buildings utilized for research and development purposes, for a total of 104,000 square feet of space. It is located in the Kearny Mesa market area, north of San Diego, which is part of the larger "Interstate 15" commercial corridor.

               Tierrasanta is part of the Kearny Mesa research and development ("R&D")/office market. The Property competes against both R&D and office buildings. Overall activity in the submarket was good in 1996, with approximately 1,475,000 square feet of gross absorption for the year in R&D space, and slightly higher rents than at year-end 1995. The vacancy rate in the market at year-end 1994 was approximately 13%, improving to approximately 10% in 1995 and 6% in 1996.

               Rental rates in this submarket at year-end for R&D space range between $6.60 and $9.00 per square foot net of expenses, with tenant improvements ranging between $5.00 and $15.00 per square foot. Office rents are ranging between $10.80 and $16.20 per square foot with tenant improvements ranging anywhere from $7.00 to $20.00 per square foot. There continue to be several 15,000 to 25,000 square foot buildings available for lease in the Kearny Mesa submarket which compete directly with the Tierrasanta vacancy.

               Leases covering 32% of the space in Tierrasanta expire between May 1997 and December 1998, and it is estimated that the Fund's share of capital improvements, leasing commissions and tenant improvements over the same period would be approximately
     $170,000.

     Annual Valuation

               At the end of each year, commencing in 1990, the General Partner establishes an estimated value of the Fund's portfolio of Properties ("Property Valuation"). In order to establish the Property Valuation, a range of values is first established for each of the Fund's Properties. This range is primarily based on the discounting of expected future cash flows for the Properties, taking into account current and anticipated market rental rates and discount rates in the market where the Property is located, as well as conditions at the Property itself. Based on the range of values established for each Property, the General Partner establishes a range for the estimated current value of the Properties in the aggregate. The Fund's analysis is primarily based on data provided by LaSalle. The Fund also retains an independent appraiser to review the data provided by LaSalle, including LaSalle's assumptions as to market rates and projected future rental rates, and its application of these assumptions to the Properties. The appraiser also reviews the reasonableness of the aggregate market value range. Based upon the range of values established for the Properties as a group, the General Partner selects a figure within this range which then constitutes the Property Valuation.

               Once the Property Valuation is established, the General Partner uses the Property Valuation, along with the Fund's other assets and liabilities, to prepare an estimated unit value ("Unit Valuation") by dividing the aggregate net value by the number of Units outstanding at the end of the year. The Unit Valuation is not necessarily representative of the value of the Units when the Fund liquidates because, among other reasons, the Unit Valuation includes only an estimate of the value and the costs of selling the Properties and does not take into account the ongoing costs of operating the Properties and the Fund until liquidation. Nor does the Unit Valuation necessarily represent the value at which a Limited Partner could sell his or her Units currently because of the lack of liquidity of the Units. In addition, this valuation process does not take into account the possibility that, as a result of the terms of the Fund's Partnership Agreement, liquidating distributions per Unit to Taxable Limited Partners (generally, those Limited Partners who are subject to federal income tax) may vary from those to Tax-Exempt Limited Partners (Limited Partners such as those who invested in the Fund from an individual retirement account). At December 31, 1996, the Unit Valuation was $487. Adjusted for the February distribution of $16 and the distributions in connection with the AMCC and South Point Plaza sales of $93.50 and $17.28 per Unit, respectively, the adjusted Unit Valuation is $360. The sales price under the Purchase and Sale Agreements after deducting expenses of the Transaction to the Fund, is estimated to average approximately $358 per Unit. However, the expected distribution as a result of the Sale is anticipated to range from $251 to $566 per Unit, depending on whether the Limited Partner is a Taxable Limited Partner or a Tax-Exempt Limited Partner and the admission date of the Limited Partner. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE--Taxation Prior to Liquidation." Additional net assets from current and prior operations are also expected to be distributed to Limited Partners in conjunction with the Transaction.

               Limited Partners who purchased their Units during the initial public offering of the Units may not receive aggregate distributions, including distributions from the Sale, equal to the amount that they originally invested in the Fund.

     Fairness Opinion

               The General Partner requested Legg Mason to render it an opinion as to whether the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The General Partner retained Legg Mason based upon Legg Mason's prominence as an investment banking and financial advisory firm with experience in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes especially with respect to REITs and other real estate companies.

               On July 21, 1997, Legg Mason delivered its written opinion to the General Partner (the "Fairness Opinion") that, as of the date of such opinion, based on Legg Mason's review and subject to the limitations described below, the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The Fairness Opinion does not constitute a recommendation to any Limited Partner as to whether such Limited Partner should approve the Sale. Additionally, the Fairness Opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and Legg Mason was not requested to, and did not, solicit the interest of any other party in acquiring the Properties.

               THE FULL TEXT OF THE FAIRNESS OPINION (WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED AND LIMITATIONS IMPOSED ON THE REVIEW AND ANALYSIS) IS SET FORTH IN APPENDIX I AND SHOULD BE READ IN ITS ENTIRETY. THE FUND IMPOSED NO CONDITIONS OR LIMITATIONS ON THE SCOPE OF LEGG MASON'S INVESTIGATION OR THE METHODS OR PROCEDURES TO BE FOLLOWED IN RENDERING THE FAIRNESS OPINION.

               In rendering the Fairness Opinion, Legg Mason, among other things: (i) reviewed the Purchase and Sale Agreements; (ii) reviewed and analyzed certain consolidated historic and projected financial and operating data of the Fund and the Properties, including certain audited and unaudited financial statements for the Fund and unaudited cash-basis projections for the Properties, as provided by the General Partner and LaSalle; (iii) reviewed and analyzed certain other internal information concerning the business and operations of the Fund and the Properties furnished to it by the General Partner and LaSalle; (iv) reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Purchaser; (v) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Legg Mason deemed relevant to its inquiry; (vi) reviewed and analyzed certain selected market purchase price data that Legg Mason considered relevant to its inquiry; (vii) held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and (viii) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as it deemed appropriate.

               In preparing its opinion, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor was Legg Mason furnished with any such independent evaluations or appraisals. The Fairness Opinion is based upon financial, economic, market and other conditions and circumstances existing and disclosed to it as of the date of its opinion.

               The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Legg Mason believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the Fairness Opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of real estate properties are not appraisals and may not reflect the prices at which such properties may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and Legg Mason does not assume responsibility for any future variations from such analyses or estimates. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Legg Mason in arriving at the Fairness Opinion.

               Analyses and Conclusions

               As background for its analyses, Legg Mason held extensive discussions with the General Partner and LaSalle regarding the history, current business operations, financial condition and future prospects of the Properties.

               In valuing the Properties, Legg Mason considered a variety of valuation methodologies, including (i) a discounted cash flow analysis; (ii) an analysis of certain transactions pursuant to which selected REIT's have acquired a portfolio of industrial or office properties; and (iii) an analysis of certain publicly available market purchase price data for industrial and office properties in the markets in which the Properties are located.

               For purposes of its analysis, Legg Mason relied upon audited financial statements for the Fund for the year ended December 31, 1996, unaudited financial statements for the Fund for the three months ended March 31, 1997 and unaudited cash-basis projections for the Properties for the years ending December 31, 1997 through 2007, inclusive, as provided by the General Partner and LaSalle.

               In connection with rendering its opinion, Legg Mason performed a variety of financial and comparative analyses, including those summarized below, and relied most heavily on the discounted cash flow analysis. Legg Mason's opinion is directed only to the fairness to the Fund and to the Limited Partners, from a financial point of view, of the consideration to be received by the Fund from the Sale, and does not address any other aspect of the Sale. The summary set forth below does not purport to be a complete description of the analyses used by Legg Mason in rendering its Fairness Opinion.

               Discounted Cash Flow Analysis. Legg Mason analyzed the financial terms of the Sale using a discounted cash flow analysis. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business or property is the current value of the future cash flow that the business or property will generate for its owners. To establish a current implied value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Legg Mason used projections and other information provided by the General Partner and LaSalle to estimate the free cash flows, defined as total projected cash revenue (including base rent and expense recoveries net of certain free rent and vacancy allowances) minus total projected cash property expenses (including utility expense, repair and maintenance expense, property management fees, insurance, real estate taxes, tenant improvements, leasing commissions and capital improvements) ("Free Cash Flows") for the nine months ending December 31, 1997 through the year ending December 31, 2007, inclusive.

               The Free Cash Flows were then discounted to the present, using discount rates ranging from 11.2% to 14.2% (12.5% midpoint) and growth rates applied to the average of the Free Cash Flows for the years ending December 31, 2005 through 2007 ranging from 4.0% to 5.5%. These discount rates reflected Legg Mason's assessment of real estate investments in general, and the specific risks of the Properties, in particular. Legg Mason's calculations resulted in a range of aggregate imputed values of the Properties of $22.8 million to $36.3 million, with a mean of $28.2 million.

               Given that the consideration of $30,440,820 to be received by the Fund from the Sale is within the aggregate values of the Properties derived from discounted cash flow analysis, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Selected Comparable Acquisition Analysis. Legg Mason also analyzed selected transactions (the "Comparable Industrial Acquisitions") in which certain office/industrial REIT's (the "Acquiring Industrial Companies") acquired a portfolio of industrial properties (the "Target Industrial Portfolios"). Legg Mason compared the purchase price paid in each Comparable Industrial Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Industrial Portfolios and calculated the following range of multiples: a range of purchase price to Target Industrial Portfolio revenues of 6.0x to 8.7x, with a mean of 7.4x; a range of purchase price to Target Industrial Portfolio EBITDA of 9.0x to 11.8x, with a mean of 10.4x; and a range of purchase price to Target Industrial Portfolio funds from operations of 8.3x to 11.8x, with a mean of 10.3x. Applying the applicable range of these acquisition multiples to the industrial Properties' revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied aggregate range of values of the industrial Properties of approximately $20.4 million to $31.7 million, with a mean of $26.1 million.

               Legg Mason also analyzed selected transactions (the "Comparable Office Acquisitions") in which certain office/industrial REITs (the "Acquiring Office Companies") acquired a portfolio of office properties (the "Target Office












     Portfolios"). Legg Mason compared the purchase price paid in each Comparable Office Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Office Portfolios and calculated the following range of multiples: a range of purchase price to Target Office Portfolio revenues of 2.2x to 10.0x, with a mean of 5.8x; a range of purchase price to Target Office Portfolio EBITDA of 6.3x to 15.1x, with a mean of 10.6x; and a range of purchase price to Target Office Portfolio funds from operations of 0.7x to 17.3x, with a mean of 11.0x. Applying the applicable range of these acquisition multiples to the office Property's revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied range of values for the office Property of approximately $0.2 million to $6.4 million, with a mean of $3.5 million. Legg Mason then combined the respective ranges of valuations of the industrial Properties and the office Property, which yielded an implied aggregate range of values of the Properties of approximately $20.6 million to $38.2 million, with a mean of $29.5 million.

               Given that the consideration of $30,440,820 to be received by the Fund from the Sale is within the aggregate values for the Properties derived from the range of acquisition multiples of the Comparable Industrial Acquisitions and the Comparable Office Acquisitions, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Selected Comparable Market Purchase Price Analysis. Legg Mason also compared certain financial information relating to the Properties to certain publicly available information on current purchase prices of industrial and office buildings in particular markets in which the Properties are located.

               Legg Mason analyzed the purchase capitalization rate (calculated by dividing property net operating income for the applicable trailing twelve month period by the purchase price paid) for the Atlanta, Georgia; Chicago, Illinois; Phoenix, Arizona; and Los Angeles and San Diego, California industrial markets as well as for the Ft. Lauderdale, Florida office market. Legg Mason believes that these markets closely resemble the respective markets in which the Properties are located and are an appropriate basis for the comparison of values.

               Applying this selected data to the applicable Properties' net operating income for the twelve months ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an aggregate value of the Properties of $30.9 million.












               Given that the consideration of $30,440,820 to be received by the Fund from the Sale is approximately equal to the aggregate value for the Properties derived from the prevailing purchase capitalization rates, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Pursuant to an engagement letter dated May 12, 1997, Legg Mason will receive $35,000 for its services in rendering the Fairness Opinion. Legg Mason will also be reimbursed for certain of its expenses, in an amount not to exceed $5,000 without the prior consent of the General Partner. The Fund and the General Partner have agreed to indemnify Legg Mason, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys, and each person or firm, if any, controlling Legg Mason or any of the foregoing, against certain liabilities, including liabilities under federal securities law, that may arise out of Legg Mason's engagement.

               Legg Mason has, from time to time, provided securities brokerage services to Associates and its affiliates, and may do so in the future, but the compensation paid by Associates and its affiliates to Legg Mason is not material, constituting less than 1% of Legg Mason's total 1996 commission revenue, and less than 1% of such commissions paid by Associates and its affiliates in 1996. Legg Mason has also been retained by the Affiliated Funds for separate fees to render opinions in connection with the sale by such Affiliated Funds of substantially all of their properties to the Purchaser.

     Recommendation of the General Partner

               The General Partner believes that the Transaction is in the best interests of the Fund and the Limited Partners, and, therefore, recommends that the Limited Partners approve the Transaction.

               In reaching its recommendation, the General Partner considered the following factors with respect to the Transaction:

               (i) In a sale of all of the Properties in one transaction, all negotiations, including those relating to price and any adjustments to price as a result of the Purchaser's due diligence, are conducted on a portfolio level rather than Property by Property, which is more efficient and is anticipated to result in fewer price adjustments;

               (ii) The purchase price was achieved by arm's length negotiations and exceeds the Property Valuation;

               (iii) The Fairness Opinion of Legg Mason that the Sale is fair to the Fund and the Limited Partners from a financial point of view;












               (iv) Prior to entering into the Purchase and Sale Agreements, the General Partner made inquiries regarding the Purchaser and determined that the Purchaser has a reputation for completing purchases it contracts to make and for doing so in a timely and expeditious manner;

               (v) The terms and conditions of the Purchase and Sales Agreements described under "Terms of the Purchase and Sale Agreements," in particular: (a) the Purchaser's obligations are not subject to obtaining financing; (b) the Purchaser will forfeit its $349,908.20 Escrow Deposit if it fails to consummate the Transaction other than for the due diligence reasons discussed under "Terms of the Purchase and Sale Agreements-- Condition of the Properties; Purchaser's Review of the Properties;" (c) it is unlikely that there will be any significant adjustment to the purchase price because the Purchaser had early access to information and because of the timing of the due diligence review; and (d) the Fund can terminate the Purchase and Sale Agreements if a more favorable unsolicited offer is received for the Fund's wholly-owned Properties, although the Fund would then forfeit the Escrow Deposit and pay an additional $600,000 to the Purchaser;

               (vi) No brokerage commissions are required to be paid by the Fund in connection with the Sale;

               (vii) Selling all of the Properties at one time will result in lower aggregate sale costs;

               (viii) Selling all of the Properties at one time will eliminate the need for the Fund to incur the ongoing administrative and other expenses of continuing to operate the Fund and certain Properties during an extended sales period;

               (ix) The Sale and Liquidation will result in the more accelerated return of capital to the Limited Partners;

               (x) The Sale and Liquidation is anticipated to result in the opportunity for the Taxable Limited Partners to receive their final Schedules K-1 for 1997 and avoid future inconvenience and expense from the requirement to reflect such schedules in their income tax returns in subsequent years; and

               (xi) Since the announcement of the Sale, the Fund has received several expressions of interest to purchase individual properties in its portfolio, but no other purchaser has expressed an interest in purchasing the Fund's portfolio as a whole.

               The General Partner considered the following additional factors with respect to the disposition of the Properties in general:

          (i) The fact that the Properties have now been held for their originally anticipated holding period;












          (ii) The General Partner's belief that current market conditions are favorable for a sale of the Properties due to the favorable interest rate environment, the increased availability of investor capital and the improvement in certain of the marketplaces in which the Fund's Properties are located, as well as the likelihood that speculative construction will commence in several of these markets in the near future, as discussed under the caption "THE TRANSACTION--Description of Properties to be Sold;"

          (iii) The liquidity the Transaction will provide to Limited Partners that the retention of Units does not provide. At present, there is no established public trading market for Units and liquidity is limited to sporadic sales that occur within an informal secondary market and occasional tender offers for Units, which are generally at a substantial discount to the Unit Valuation;

          (iv) The age and physical condition of the Properties, anticipated lease expirations and the anticipated need for substantial expenditures on capital improvements and tenant improvements in the near term if the Fund continued to hold the Properties through the end of 1998;

          (v) The historic as well as the present levels of distributions to the Limited Partners (which have been lower than originally anticipated); and

          (vi) Retaining the Properties will continue to subject the Fund to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Fund and federal and local laws and regulations affecting the ownership and operation of real estate. More particularly, the Fund would be subject to the risks of prospective lease expirations over the next few years, particularly at Atlantic Business Center and Oakbrook Corners, which may require substantial cash expenditures to fund tenant improvement costs and leasing commissions in order to attract and retain tenants.

          The primary disadvantages of disposing of the Properties pursuant to the Sale are as follows:

          (i) The Fund will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties. The concern in continuing to hold the Properties in an improving market is that the market conditions which led to this improvement may encourage an increasing supply of new properties which could eventually lead to oversupply of the properties and weakening of prices;













          (ii) The sale of all of the Properties at one time may not result in as high an aggregate sales price as if they were sold individually; and

          (iii) Although not anticipated, the Liquidation may result in additional compensation to the General Partner equal to the amount of assets transferred to the General Partner less the amount necessary to satisfy the ultimate liabilities of the Fund.

          The General Partner also examined the alternative of disposing of the Properties individually or in smaller groups over the next 18 months. Based upon the General Partner's analysis as set forth above, the General Partner concluded that the Sale is a superior alternative to this strategy. The General Partner also considered liquidating the Fund in the ordinary course following the Sale, without assuming the outstanding liabilities of the Fund and receiving a commensurate amount of assets to satisfy such liabilities. However, such form of liquidation would likely result in additional administrative expenses incurred by the continuation of the Fund into 1998, and the receipt by Taxable Limited Partners of Schedules K-1 for such period. Since it is unlikely that the Liquidation proposed as part of the Transaction will result in compensation to the General Partner (the transfer of assets and liabilities will be based on a balance sheet prepared in accordance with Generally Accepted Accounting Principles), the General Partner concluded that the Liquidation was in the best interests of the Limited Partners. See "THE TRANSACTION--Liquidation."

          Limited Partners who purchased their Units during the initial public offering of the Units may not receive aggregate distributions, including distributions from the Sale, equal to the amount that they originally invested in the Fund.


































     Failure to Approve the Transaction

          If the Limited Partners fail to approve the Transaction, the Fund will continue to operate the Properties and attempt to sell the Properties in single or multiple sales, which may include sales to the Purchaser, in order to complete the liquidation of the Fund before the end of 1998. Such sales could, under certain circumstances, require the consent of the Limited Partners.

          If the Transaction is not approved, the sale of Tierrasanta (the Property held by a joint venture in which the Fund has a 30% interest) may nevertheless be consummated because the sale of the Fund's interest in this Property does not require the approval of the Limited Partners. Moreover, the consummation of such sale may be required under the agreement governing such joint venture.

          Under such joint venture agreement, if the Fund chooses not to sell the Property, but either of the other two joint venture partners chooses to sell the Property, the Fund will have the right to buy out the interests of the venture partners proposing the sale. If the Fund fails to buy such joint venture interests, the sale of the Property will be consummated without the Fund's consent. The General Partner does not anticipate that the Fund would purchase the joint venture interests in such a case.

     Terms of the Purchase and Sale Agreements

          The following is a summary of the material terms of the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, by and between the Fund and Purchaser and, with respect to Tierrasanta, between the joint venture and the Purchaser. This summary does not purport to be complete and reference is made to the Purchase and Sale Agreements, which are incorporated herein by reference. Copies of the Purchase and Sale Agreements will be provided to Limited Partners upon written request to T. Rowe Price Services, Inc., P.O. Box 89000, Baltimore, Maryland 21289-0270, or by calling (800) 962-8300. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase and Sale Agreements.

          The Purchase and Sale Agreements provide for the Sale by the Fund to Purchaser of the Properties. The purchase price ("Purchase Price") for all of the Properties is $34,990,820 (of which the Fund's aggregate interest therein is $30,440,820), payable as follows: (i) $349,908.20 of the Purchase Price, the Escrow Deposit, was deposited by Purchaser into an escrow account contemporaneously with the execution of the Purchase and Sale Agreements; and (ii) the balance of the Purchase Price, subject to adjustment as described below, is payable by Purchaser at the Closing. The Closing Date is scheduled for the first business day that is five days after the latest to occur of: (a) the approval of the Transaction by a majority of the Limited Partners of the Fund; (b) the expiration of the last of the Due Diligence Periods (as described below); and (c) the receipt of the Fairness Opinion.

          Condition of the Properties; Purchaser's Review of the Properties

          The Purchaser is purchasing the Properties on an "As Is," "Where Is" and "With All Faults Basis" without any representation by the Fund as to the condition of the Properties or their fitness for any purpose except as specifically described below.

          The Purchase and Sale Agreements provide that, prior to Closing, the Purchaser has three periods (collectively, the "Due Diligence Periods") during which it has the opportunity to review and analyze certain aspects of the Properties and certain limited rights to cancel the Purchase and Sale Agreements. During the period that commenced April 11, 1997 and expired May 1, 1997 ("Financial Due Diligence Period"), the Purchaser had the opportunity to review all of the Fund's Records and request other information concerning the Properties. The Purchaser had the right, by written notice to the Fund, to terminate the Agreement and have the entire Escrow Deposit refunded to it. Because the Fund did not receive such a notice from the Purchaser during the Financial Due Diligence Period, 50% of the Escrow Deposit became non-refundable on May 1, 1997.

          Additionally, pursuant to the Purchase and Sale Agreements, the Fund provided the Purchaser with an ASTM Phase I Environmental Report (each an "Environmental Report" and collectively, the "Environmental Reports") with respect to each Property. The Purchaser had a 30-day period (the "Environmental Due Diligence Period"), commencing on the date that it received all such Environmental Reports, to review and analyze the Environmental Reports and terminate the Purchase and Sale Agreements by written notice to the Fund and have 50% of the Escrow Deposit refunded to it. Because the Fund did not receive written notice from the Purchaser terminating the Purchase and Sale Agreements prior to June 23, 1997, the date on which the Environmental Due Diligence Period expired, the entire Escrow Deposit became non-refundable, subject to the provisions for title review described below.

          Finally, the Purchase and Sale Agreements provide for a time period (the "Title Due Diligence Period") for the Purchaser to review the state of title to the Properties. For each Property, the Purchaser was provided with a preliminary title insurance commitment and a current ALTA survey (collectively, the "Title Review Material"). Upon receipt of the Title Review Material, the Purchaser provided the Fund with written notice of the matters revealed by the Title Review Material of which the Purchaser disapproved (the "Disapproved Exceptions"). Except for certain monetary liens, the Fund has no obligation to remove any Disapproved Exceptions. Within ten days of the receipt of












     Purchaser's notice of Disapproved Exceptions, the Fund provided the Purchaser with a response specifying which Disapproved Exceptions it would remove prior to Closing. Although the Fund did not agree to remove all Disapproved Exceptions, the Purchaser did not elect to terminate the Purchase and Sale Agreements. Consequently, as of the date hereof, the Escrow Deposit is non-refundable.

          Conditions Precedent to Closing

          The obligations of the Fund to close under the Purchase and Sale Agreements are subject to (i) the approval of the Transaction by a majority of the Limited Partners, (ii) the validity of the Fund's representations and warranties on the Closing Date, (iii) the absence of a fire or other insured casualty for which the Fund has elected to terminate the Purchase and Sale Agreements in accordance with their terms, and (iv) the receipt of the Fairness Opinion.

          The obligations of the Purchaser to close under the Purchase and Sale Agreements are subject to (i) the Purchaser having received an estoppel certificate with respect to 90% of the Major Tenants (defined as a tenant leasing 10,000 square feet of more of space) from either the tenant or the Fund, (ii) the absence of a casualty or condemnation for which the Purchaser has elected to terminate the Purchase and Sale Agreements in accordance with their terms, (iii) the willingness of the Title Company to issue title insurance policies insuring the Purchaser's ownership of the Properties, and the (iii) the absence of Material Inaccuracies (defined as an inaccuracy resulting in an aggregate loss to the Purchaser in excess of $284,908.20, or, in the case of Tierrasanta, $65,000) in the Fund's representations and warranties.

          Casualty to or Condemnation of the Properties

          If, prior to the Closing, any one Property is damaged due to a fire or other insured casualty and the cost of repairing such damage is in excess of $100,000 (or, in the case of Tierrasanta, $150,000), then the Purchaser may elect to terminate the Purchase and Sale Agreements with respect to such Property and the Purchase Price shall be reduced by the market value of such Property under the Fund's casualty insurance policy prior to the casualty.

          If, prior to Closing, any one Property is damaged due to fire or other insured casualty and either: (i) the cost of repairing such damage is $100,000 or less (or, in the case of Tierrasanta, $150,000), or (ii) the cost of repairing such damage is in excess of $100,000 (or, in the case of Tierrasanta, $150,000) and the Purchaser has not elected to terminate the Purchase and Sale Agreements with respect to such damaged Property, the Closing shall occur as scheduled, the Fund shall assign to the Purchaser the proceeds of all casualty insurance with respect to such damage and the Purchase Price shall be reduced by the amount of the deductible under Fund's casualty insurance.

          If, prior to Closing, more than 10% of any one Property is condemned or taken by eminent domain and, as a consequence, the Property cannot be operated consistently with its use prior to such taking, then the Purchaser may elect to terminate the Purchase and Sale Agreements with respect to such Property and the Purchase Price shall be reduced by the allocated value of the affected Property. If, prior to Closing, a portion of any one Property is taken by eminent domain and either the Purchaser does not elect to terminate the Purchase and Sale Agreements with respect to the affected Property or the taking is not of a character that would permit the Purchaser to make such election, the Closing shall occur as scheduled without reduction in the Purchase Price and the Fund shall assign to the Purchaser all awards, if any, resulting from such condemnation.

          Operation of the Properties Prior to Closing

          Prior to the Closing, the Fund shall operate and maintain the Properties in substantially the same manner as they were operated prior to execution of the Purchase and Sale Agreements, provided, however, that during the pendency of the Purchase and Sale Agreements, the Fund shall not, without the prior consent of the Purchaser, (i) enter into any material agreement affecting the Properties or any one of them, (ii) waive a material obligation of a tenant, (iii) materially modify any Tenant Lease or Service Contracts, or (iv) perform any physical alterations to the Properties costing in the aggregate in excess of $50,000.

          Representations and Warranties

          The Purchase and Sale Agreements contain various representations and warranties of the Fund relating to, among other things: (i) due organization and authority to enter into the Purchase and Sale Agreements, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound, (iii) the absence of legal proceedings, governmental investigations and violations of law, and (iv) the accuracy of the rent roll and schedule of service contracts provided to the Purchaser.

          The Purchase and Sale Agreements also contain various representations and warranties of the Purchaser relating to, among other things: (i) due organization and authority to perform its obligations under the Purchase and Sale Agreements, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound, and (iii) the confidential nature of the transaction.

          Default and Damages













          The Purchase and Sale Agreements provide that the Purchaser's sole recourse for any uncured breach (a "Default") by the Fund of any representation or warranty, or any other matter related to the Purchase and Sale Agreements prior to the Closing shall be to terminate the Purchase and Sale Agreements and receive a refund of the Escrow Deposit together with a reimbursement of out-of-pocket expenses of up to $105,000 ($15,000 with respect to Tierrasanta), provided, however, the Purchaser shall have no such right to terminate the Purchase and Sale Agreements and receive a refund of the Escrow Deposit and reimbursement of out-of-pocket expenses unless all such Defaults by the Fund in the aggregate materially and adversely affect the value of any one Property by at least $100,000 or the value of all the Properties by at least $700,000 (or, in the case of Tierrasanta, $150,000).

          In the event that a Default by the Fund is first discovered by the Purchaser after the Closing, Purchaser shall have no remedy for such Default unless such Default (i) relates to a matter expressly stated in the Purchase and Sale Agreements to survive the Closing, and (ii) Purchaser brings a claim with respect to such Default prior to the earlier of (a) October 31, 1997 or (b) 90 days following the Closing. In addition, the Fund shall have no liability to Purchaser based upon any inaccuracy in the Fund's representations and warranties contained in the Purchase and Sale Agreements unless the same results in damage to Purchaser of more than $284,908.20 (or, in the case of Tierrasanta, $65,000) and the Fund's aggregate liability to Purchaser for all such inaccuracies is $2,200,000 (or, in the case of Tierrasanta, $500,000).

          Proration

          All items of income and expense will be apportioned and adjusted between the Fund and the Purchaser as of 12:00 midnight, Eastern Standard time, of the day preceding the Closing Date.

          Termination

          The Purchase and Sale Agreements may be terminated by the Fund if it receives a more favorable offer for the purchase of the wholly-owned Properties from a bona fide third party. In the event of a termination of the Purchase and Sale Agreements as a result of a more favorable offer, the Escrow Deposit of $284,908.20 with respect to such Properties would be returned to the Purchaser and the Fund would pay the Purchaser a topping fee of $600,000 when, and if, the Fund actually closes on such more favorable offer. The Purchase and Sale Agreements prohibit the Fund from actively seeking a more favorable offer, but allow the Fund to negotiate in good faith in the event that it receives an unsolicited offer.

     The Liquidation













          Following the consummation of the Sale, the General Partner will prepare a balance sheet (the "Balance Sheet") in accordance with Generally Accepted Accounting Principles ("GAAP"), setting forth the total amount of assets and liabilities of the Fund, which will be audited by the Fund's independent auditors. The General Partner shall then determine the amount of net assets ("Net Assets") of the Fund by deducting all of such liabilities reflected on the Balance Sheet from the total assets of the Fund at such time. Promptly thereafter, such Net Assets, which will include net proceeds from the Sale, shall be distributed to the Limited Partners and the General Partner in accordance with the terms of the Partnership Agreement by utilizing the cash proceeds derived from the Sale and any other cash held by the Fund. If necessary, in order to avoid a distribution in kind to the Limited Partners, the General Partner will provide additional cash to the Fund, in exchange for non-cash assets of the Fund of equal value, to facilitate a cash distribution to the Partners equal to the total amount of Net Assets.

          The General Partner has determined that it is in the best interests of the Limited Partners to terminate the Fund by December 31, 1997, if possible, in order to eliminate the need for the Fund to prepare, and the Taxable Limited Partners to receive, Schedules K-1 with respect to 1998. In order to make reasonable provision to pay all outstanding liabilities of the Fund prior to the end of 1997, the General Partner has agreed to assume all liabilities of the Fund, subject to its receipt of sufficient assets of the Fund to satisfy such liabilities set forth on the Balance Sheet. Although unlikely, if the amount necessary to satisfy the liabilities proves to be less than the assets transferred to the General Partner for such purpose, the General Partner would receive additional compensation in an amount equal to the difference between such assets and liabilities.

                BENEFITS OF THE TRANSACTION TO AND POSSIBLE
            CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES

          The General Partner does not anticipate receiving any fees or distributions in connection with the Sale of the Properties. In accordance with the Partnership Agreement, following the consummation of the Sale, the General Partner may receive a 9% management fee, as well as a General Partner distribution of 1% of certain monies which were derived from operations in prior periods and are still held by the Fund at the time of Liquidation. However, the General Partner is entitled to these monies, regardless of whether or not the Sale is consummated. The Sale of all of the Properties at one time may, however, accelerate the timing for the receipt of these monies by the General Partner.

          There was a potential conflict created by the Sale because the Purchaser simultaneously offered to purchase substantially all of the assets of all of the Funds. Associates is the indirect parent company and controls the General Partner of the Fund, as well as all of the general partners and the investment manager, as the case may be, of the Affiliated Funds. The apparent conflict was addressed by insisting that the Purchaser negotiate and sign separate contracts with each of the selling entities. In order to further confirm the fairness of these third party contracts, each of the general partners or board of directors of the Affiliated Funds, as the case may be, has obtained a fairness opinion from Legg Mason that the consideration to be received by the respective Affiliated Fund from the sale to the Purchaser of such Affiliated Fund's properties or interests therein is fair, from a financial viewpoint, to the Affiliated Fund and its limited partners or stockholders, as the case may be.

          There is also a potential conflict for the General Partner in recommending the Sale because a mutual fund sponsored by Associates owns 1.8% of the outstanding shares of Glenborough Realty Trust Incorporated, the value of which could be enhanced by the consummation of the Sale. As of July 16, 1997, this holding constituted less than 1% of the net asset value of the fund and is not considered by Associates to be material to the fund.

          Conversely, the General Partner will be adversely affected by the Sale because the 9% management fee and the 1% of cash from operations which it presently receives will be eliminated (it received $298,000 and $30,000, respectively, during 1996). Further, in connection with the Liquidation, the General Partner may be obligated to contribute to the Fund for distribution to the Limited Partners an amount not in excess of the negative balance in the General Partner's capital account. However, the consummation of the Sale will also eliminate any liability of the General Partner for liabilities of the Fund which could arise from continued operation of the Fund. See "THE TRANSACTION--The Liquidation."






























       CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

     General

          The Transaction, if approved, will have certain tax implications to the Limited Partners that must be considered.
     The following summarizes the material estimated federal income tax consequences to Taxable Limited Partners arising from the Transaction and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Consent Solicitation Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Transaction.

     Taxation Prior to Liquidation

          A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each Partner is required to take into account in computing his or her income tax liability his or her allocable share of the Fund's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the Partnership Agreement. If the allocation of income or loss in the Partnership Agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the Fund's income or loss to be allocated in accordance with the Limited Partners' or Partners' economic interests in the Fund. The distribution of cash attributable to Fund income is generally not a separate taxable event.

          For tax purposes, the Fund will realize and recognize gain or loss separately for each Property (and in some cases, for each building which is part of a Property). The amount of gain for tax purposes recognized with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Fund's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Fund's adjusted tax basis over the amount realized by the Fund for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Fund at the time of purchase) or other basis with certain additions or subtractions for expenditures, transactions or recoveries of capital during the period of time from acquisition of the Property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property the unadjusted basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) decreased by depreciation and amortization.

          Each Limited Partner must report his or her allocable share of these gains and losses in the year in which the Properties are sold. Actual gain or loss amounts may vary from the estimates set forth below. Each Limited Partner's allocable share of any
     Section 1245 gain, Section 1231 gain or loss and Fund net taxable income or loss from operations will be reflected on his or her applicable Schedule K-1 (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

          Under Section 702(a)(3) of the Code, a partnership is required to separately state, and the Partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Limited Partner's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Fund as a result of the Transaction would be reportable by such Limited Partner on his or her individual tax return.
     Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (ii) real property used in a trade or business and held for more than one year. Conversely,
     Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. If Section 1231 losses exceed
     Section 1231 gains, such losses would be treated as ordinary losses by the Partners.

          To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses shall be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

          Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains", respectively). The Fund does not anticipate that it would have Section 1250 gains as a result of the Transaction, and believes that Section 1245 gains, if any, will be de minimis.

          In general, under Section 11.4.4 of the Partnership
     Agreement, gain from a "Terminating Sale" is allocated among Partners having negative capital account balances in proportion to and to the extent of their respective negative capital account balances prior to making distributions of the sale proceeds. A "Terminating Sale" means the earlier of the sale of the Fund's last three properties or the sale of the Fund's properties which causes the aggregate acquisition cost of all Fund properties which have been sold to exceed 66 2/3% of the original acquisition cost of all Fund properties. Thereafter, any gain generally will be allocated among the Partners until the capital account balance of each Partner equals the Partner's "Adjusted Capital Contribution," which is defined as the Partner's original capital contribution less the portion of such contribution previously returned to the Partner. However, if such gain is insufficient to bring the capital account balance of each Limited Partner up to his or her Adjusted Capital Contribution, such gain will be allocated so as to equalize, to the extent possible, the capital accounts of the Limited Partners on a per-unit basis.

          The per-unit capital account balances of the Limited Partners vary. In particular, the capital account balances of Taxable Limited Partners are lower than the balances of Tax-Exempt Limited Partners. This variance is primarily the result of special allocations of depreciation for tax purposes to the Taxable Limited Partners during the life of the Fund. This disproportionate allocation was mandated by the Fund's Partnership Agreement and enabled the Taxable Limited Partners to shelter a portion of their Fund income from federal income taxes. In addition, the per-unit capital accounts of Limited Partners may vary as a result of different admission dates to the Fund.

          In accordance with the Partnership Agreement, distributions in liquidation are determined based on positive capital account balances for the Limited Partners. The Fund expects to recognize taxable gains of approximately $2.1 million and taxable losses of approximately $5.0 million as a result of the Sale. The net gain from the Sale will not be sufficient to completely equalize the per-unit capital account balances of the Limited Partners. Limited Partners with higher per-unit capital account balances will receive a per-unit distribution in excess of that paid to Limited Partners with lower per-unit capital account balances. Thus, the expected distribution as a result of the Sale is anticipated to range from $251 to $566 per Unit, depending on whether the Limited Partner is a Taxable Limited Partner or a Tax-Exempt Limited Partner and the admission date of the Partner.

     Taxation of Liquidation

          After allocating income or loss to the Partners, with the concomitant tax basis adjustments, the distribution of proceeds from the Transaction will reduce each Limited Partner's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Limited Partner's holding period. Upon the subsequent termination of the Fund, most Limited Partners will likely have basis remaining for their Units. The amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on the Limited Partner's holding period.
































































     Capital Gains

          Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, unless the rate applicable to long-term capital gains is decreased by legislation, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate of up to 39.6%. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

     Passive Loss Limitations

          Limited Partners who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Limited Partner's allocable share of Fund income or loss is treated as derived from a passive activity, except to the extent of the Fund's portfolio income. Portfolio income includes such items as interest and dividends.
     A Limited Partner's allocable share of any Fund gain realized on the Sale will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Moreover, because the Transaction will terminate the Limited Partner's interest in the passive activity, a Limited Partner's allocable share of any Fund loss realized on the sale of its investments, or loss realized by the Limited Partner upon liquidation of his or her Units, will not be subject to the loss limitations.

     Certain State Income Tax Considerations

          Because each state's tax law varies, it is impossible to predict the tax consequences to the Limited Partners in all the state tax jurisdictions in which they are subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Limited Partner will depend upon the provisions of the state tax laws to which the Limited Partner is subject. The Fund will generally be treated as engaged in business in each of the states in which the Properties are located, and the Limited Partners would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.












     Tax Conclusion

          The discussion set forth above is only a summary of the material federal income tax consequences to the Taxable Limited Partners of the Properties and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to the Tax-Exempt Limited Partners and to certain other categories of Limited Partners, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships or financial institutions. It also does not address the state, local or foreign tax consequences of the transactions. ACCORDINGLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                            NO APPRAISAL RIGHTS

          If Limited Partners owning a majority of the outstanding Units on the Record Date consent to the Transaction, such approval will bind all Limited Partners. The Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, under which the Fund is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the consent of the majority in approving or disapproving the Transaction. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Limited Partners.

            MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
                    AND RELATED SECURITY HOLDER MATTERS

          At July 2, 1997, there were 13,121 Limited Partners. There is no active public trading market for the Units. However, during the period commencing in the third quarter of 1996, two bidders, neither of whom is affiliated with the General Partner or LaSalle, made tender offers for the Units at prices of $210 and $324 per Unit, subject to adjustment for certain distributions by the Fund. The Fund has made material distributions of property sale proceeds since these offers were made. As of July 2, 1997, sales of 292 Units to the firm making offers at $210 have been presented for processing, and the firm making offers at $324 has presented 879 Units for processing. In addition, in June 1997, a third unaffiliated bidder commenced a tender offer for Units at a price of $120 per Unit, subject to adjustment for certain distributions by the Fund. As of July 2, 1997, this bidder had not presented any Units for processing.

          In 1987 Congress adopted certain rules concerning "publicly traded partnerships". The effect of being classified as a publicly traded Fund would be that income produced by the Fund would be classified as portfolio income rather than passive income. On November 29, 1995, the Internal Revenue Service adopted final regulations ("Final Regulations") describing when interests in Funds will be considered to be publicly traded. The Final Regulations do not take effect with respect to existing Funds until the year 2006. Due to the nature of the Fund's income and to the low volume of transfers of Units, it is not anticipated that the Fund will be treated as a publicly traded Fund under currently applicable rules and interpretations or under the Final Regulations. However, in the event the transfer of Units presented for transfer within a tax year of the Fund could cause the Fund to be treated as a "publicly traded Fund" for federal tax purposes, the General Partner will accept such transfers only after receiving from the transferor or the transferee an opinion of reputable counsel satisfactory to the General Partner that the recognition of such transfers will not cause the Fund to be treated as a "publicly traded Fund" under the Code. The General Partner is closely monitoring this situation in light of the recent tender offers.

          Cash distributions declared to the Limited Partners during the two most recent fiscal years are as follows:

                  Distribution for the           Amount of
                      Quarter Ended            Distributions
                                             per Unit



                     March 31, 1995                $ 8.75
                      June 30, 1995                $39.92

                   September 30, 1995              $ 8.75
                    December 31, 1995              $21.05

                     March 31, 1996                $49.45

                      June 30, 1996                $ 6.50
                   September 30, 1996              $34.41

                    December 31, 1996              $16.00

          All of the foregoing distributions were paid from net cash flows from operating activities, with the exception of the distribution for the quarter ended June 30, 1995, which included a distribution of $31.17 per unit representing the sale proceeds of Sullyfield Circle, the distribution for the quarter ended December 31, 1995, which included $9.62 per unit representing the balance of the 1993 sale proceeds of one of the buildings in the Coronado property, the distribution for the quarter ended March 31, 1996,which included $42.95 representing the proceeds of the sale of Regal Row, and the distribution for the quarter ended September 30, 1996, which included a distribution of $27.91 per unit representing the proceeds of the sale of Fairchild Corporate Center. In the second quarter of 1997, the Fund distributed












     $93.50 per Unit, representing the proceeds of the sale of AMCC, and $17.28 per Unit, representing the Fund's share of the proceeds of the sale of South Point Plaza. No other distributions have been made or declared for 1997.

          There are no material legal restrictions on the Fund's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," below, for a discussion of the Fund's plans regarding future distributions.























































                     SELECTED HISTORICAL FINANCIAL DATA

          The following selected historical financial data for each of the years in the five-year period ended December 31, 1996 has been derived from the Fund's financial statements audited by the Fund's independent auditors. The following selected historical financial data for the three-month periods ended March 31, 1997 and 1996 are unaudited and, in the opinion of the General Partner, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the three-month period ended March 31, 1997 are not necessarily indicative of the results of operations to be expected for the entire year. The selected financial data set forth below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the audited and unaudited financial statements and related notes thereto appearing elsewhere herein.


            (Dollar amounts in thousands, except per-unit data)

                              Year ended December 31,

                  1992      1993      1994    1995     1996

     Total
     assets     $65,241   $54,365   $53,770 $50,529  $40,192

     Total
     revenues    $6,710    $6,728    $6,983  $6,964   $6,189

     Net
     income
     (loss)(1) $(1,818)  $(8,142)    $1,862  $2,392   $(720)

     Net income
     (loss) per
     Unit(1)   $(21.40)  $(95.84)    $21.92  $28.16  $(8.48)

     Cash dis-
     tributions
     declared
     per Unit:

     From
     operations  $20.00    $20.00    $35.50  $37.68   $35.50

     From sale
     proceeds       ---    $12.00       ---  $40.79   $70.86


















                    3 months ended (unaudited)

                            March 31, 1996   March 31, 1997

     Total assets           $49,048          $39,206

     Total revenues         $ 1,623          $ 1,418

     Net income
     (loss)(1)              $   609          $   572

     Net income (loss)
     per Unit(1)            $  7.17          $  6.73

     Cash Distri-
     butions declared
     per Unit:              $  6.50            ---

     From
     operations             $ 42.95          $ 93.50

     From sale
     proceeds

     (1) The figures for Net Income (loss) and Net income (loss) per Unit include a gain on real estate sold of $188 ($2.21 per Unit) for 1993 and $699 ($8.23 per Unit) for 1996.






































                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Results of Operations

        Three Months ended March 31, 1997 compared to Three Months ended March 31, 1996

        Net income of $572,000 for the first three months of 1997 was $37,000 less than for the comparable 1996 period. The absence of operating income from Regal Row after its sale in 1996, and from AMCC after its sale in January, 1997 resulted in a decrease in income from operations of $197,000. However, this was substantially offset by increased income from operations at Oakbrook Corners, Bonnie Lane, and Glenn Avenue. The increased average leased status along with lower depreciation expense at Oakbrook Corners and Bonnie Lane resulted in the higher income at these Properties, while higher rental rates and tenant reimbursements fueled the gain at Glenn Avenue. Fund expenses rose during the first quarter of 1997, primarily as a result of necessary costs incurred in responding to the recent tender offers for Units.

        Year ended December 31, 1996 compared to Year ended December
     31, 1995

        The Fund had a net loss of $720,000 in 1996 compared with net income of $2,392,000 in 1995. The change in property valuation adjustments of $3,850,000 accounted for much of the difference, which was partly offset by a $699,000 gain on the sale of Fairchild Corporate Center. Net income before the gain on the property sale declined $3,811,000, due largely to downward valuation adjustments for Oakbrook Corners, Baseline, Tierrasanta, and AMCC. While conditions in the markets where these Properties are located were generally improving, the shortened anticipated holding period due to the Fund's disposition plans caused it to adjust the carrying values downward.

        Income from operations before valuation adjustments was up $39,000 over 1995. Revenues from rental income and interest income resulted in total gross revenues of $6,189,000 for the year compared with $6,964,000 a year earlier. However, this comparison was affected by the absence of a full year's rental income from Regal Row and Fairchild Corporate Center, the two properties sold in 1996. Results were helped by a decline of $814,000 in operating expenses before valuation adjustments primarily due to the property sales.

        Leases representing 21% of the portfolio's leasable square footage are scheduled to expire in 1997. These leases represented approximately 24% of the portfolio's rental income for 1996. This amount of potential lease turnover is normal for the types of properties in the portfolio, which typically lease to tenants under three to five year leases. The overall portfolio occupancy was 94% as of the end of 1996. Management anticipates that occupancy levels will remain generally level in 1997. In most markets, new leases are generally expected to reflect level to higher market rental rates in comparison to the rates of expiring leases. To the extent that the Fund sells one or more properties during the year, cash flow from operations would be expected to decline, while cash flow from sales would increase substantially.

        The Coronado Property is the only single-tenant property in the Fund's portfolio. The tenant accounted for less than 10% of the Fund's revenues in 1996 and appears to be financially sound.

        Year ended December 31, 1995 compared to Year ended December
     31, 1994

        Excluding Sullyfield Circle, rental income from continuing operations was flat in 1995 compared to 1994, as the effect of declines in average leased status at Oakbrook Corners, Bonnie Lane, and Fairchild Corporate Center was offset by the higher average leased status at Regal Row and higher rental rates at Glenn Avenue. Total revenues were up $98,000, however, because of the increase in interest income. Overall expenses for continuing portfolio properties declined by $600,000, primarily because of improved bad debt experience and lower charge-offs for tenant improvements. As a result, operating income from continuing properties increased approximately $700,000.

        The sale of Sullyfield Circle in June 1995 resulted in less rental income in 1995 than in 1994, lower operating expenses, and a valuation adjustment compared to a significant recovery in 1994. The net effect of these changes on 1995 net income was a decrease of $524,000.

        Tierrasanta and Atlantic were the two largest contributors to the decline in expenses and rise in net income in 1995 relative to 1994. At Tierrasanta, there was a $550,000 value impairment recorded in 1994, but none was made in 1995. Atlantic benefitted from collection of delinquent rent from a large tenant and from lower tenant improvement write-offs in 1995. In addition, Coronado did not have as large a charge for leasehold improvements as it did in the prior year.

        A major tenant at Bonnie Lane who was behind in its rent made substantial progress toward becoming current and contributed to the decline in the portfolio's overall property operating costs. Even though Bonnie Lane's average leased status, and therefore its rental income, was down, other expenses associated with the property declined more, so Bonnie Lane had a positive effect on 1995 net income.















        Business Plaza's contribution to net income in 1995, although positive, was $237,000 less than in 1994 when an upward property valuation adjustment of $511,000 was made.

     Liquidity and Capital Resources

        The Fund sold 84,144 Units for a total of $84,144,000, including the contribution of $5,000 from the original Limited Partner in connection with its initial public offering, which terminated on July 31, 1986. No additional Units have since been sold. After deduction of organizational and offering costs of $4,746,000, the Fund had $79,398,000 available for investment and cash reserves.

        The Fund originally purchased twelve properties or interests therein on an all-cash basis and made an investment in an interest in a participating mortgage loan, completing the initial acquisition phase of its business plan. Through December 31, 1996 the Fund sold four property investments: a portion of the Coronado property, the Sullyfield Circle property, the Regal Row property, and Fairchild Corporate Center, in which the Fund had a 24% interest. In January of 1997 the Fund sold the AMCC property. South Point Plaza, in which the Fund had a 50% interest, was sold in April 1997. The Fund's carrying value for the remaining eight Properties, after accumulated depreciation, amortization and valuation allowances, was $26,694,000 as of March 31, 1997.

        The Fund expected to incur capital expenditures during 1997 totaling approximately $1.1 million for tenant improvements, lease commissions, and other major repairs and improvements. In the first quarter of 1997, the Fund incurred $206,000 of such expenses. Under the terms of the Purchase and Sale Agreements, the Fund has agreed to operate and maintain the Properties in substantially the same manner as they were operated prior to the execution of the Purchase and Sale Agreements provided that the Fund has agreed that it will not, without the prior consent of Purchaser perform, any physical alterations to the Properties costing in the aggregate in excess of $50,000. Subsequent to the execution of the Purchase and Sale Agreements, the Fund and Purchaser agreed that the Fund will perform approximately $316,000 of specified capital work on the Properties, the bulk of which is for replacement of the roof at the Coronado Property.

        The Fund maintains cash balances to fund its operating and investing activities, including the costs of tenant improvements and leasing commissions, costs which must be disbursed prior to the collection of any resultant revenues. The General Partner believes that cash balances and cash generated from operating activities in 1997 will be adequate to fund the Fund's current investing and operating needs. The Fund has suspended distributions pending competition of the Sale.














        As of December 31, 1996, the Fund maintained cash and cash equivalents aggregating $3,667,000, a decrease of $1,115,000 from the prior year end. This decrease resulted from lower net cash provided by operating activities, primarily due to the sale of Fairchild Corporate Center. Net cash provided by investing activities increased by $3,234,000 due to the Regal Row and Fairchild Corporate Center sales in 1996. Net cash used in financing activities increased by $3,567,000 due primarily to the distribution of the proceeds of the Regal Row and Fairchild Corporate Center dispositions. As of March 31, 1997, the Fund maintained cash and cash equivalents of $10,561,000. The increase in the Fund's cash position compared with the same period in 1996 resulted from proceeds received from the disposition of the AMCC Property, which were distributed to the Partners in April 1997.

     Reconciliation of Financial and Tax Results

        For 1996, the Fund's book net loss was $720,000, and its taxable net loss was $3,738,000. The losses for tax purposes on the sales of Regal Row and Fairchild Corporate Center accounted for the majority of the difference. For 1995, the Fund's book net income was $2,392,000, and its taxable net loss was $385,000. The loss for tax purposes on the sale of Sullyfield Circle accounted for the majority of the difference. For 1994, the Fund's book net income was $1,862,000 and its taxable net income was $1,905,000, as substantial depreciation expense was more than offset by a negative property valuation allowance. For a complete reconciliation see Note 7 to the Fund's year-end financial statements, which note is hereby incorporated by reference herein.



































                                  BUSINESS

        The Fund was formed on January 7, 1986, under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, operating and disposing of existing income producing commercial and industrial real properties, as well as equity-related investments. On March 17, 1986, the Fund commenced an offering of $100,000,000 of Limited Partnership Units ($1,000 per
     Unit) pursuant to a Registration Statement of Form S-11 under the Securities Act of 1933, as amended. The gross proceeds from the offering, combined with the contribution of $5,000 from the original Limited Partner (T. Rowe Price Real Estate Group, Inc.), totaled $84,144,000. The offering terminated on July 31, 1986, and no additional Units were sold. Forty-five Units have been redeemed by the Fund on a "hardship" basis; there were 84,099 Units outstanding as of July 2, 1997, held by 13,121 Limited Partners.

        In December of 1991, LaSalle entered into a contract with the Fund and the General Partner to perform day-to-day management and real estate advisory services for the Fund under the supervision of the General Partner and its Affiliates. LaSalle's duties under the contract include disposition and asset management services, including recordkeeping, contracting with tenants and service providers, and preparation of financial statements and other reports for management use. The General Partner continues to be responsible for overall supervision and administration of the Fund's operations, including setting policies and making all disposition decisions, and the General Partner and its Affiliates continue to provide administrative, advisory, and oversight services to the Fund. Compensation to LaSalle from the Fund consists of accountable expense reimbursements, subject to a fixed maximum amount per year. All other compensation to LaSalle is paid out of compensation and distributions paid to the General Partner by the Fund.

        The Fund is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. In 1996, 1995 and 1994, only one investment, the Fund's interest in the AMCC Property, produced 15% or more of the Fund's revenue related to real estate activity, providing 22% of such revenue in 1996, and 20% in 1995 and 1994. Only one tenant produced 10% or more of the Fund's revenue related to real estate activity in any period: Applied Micro Circuit Corporation (the sole tenant in the AMCC Property) so contributed in 1996, 1995, and 1994. The AMCC property was sold in early 1997, and exclusive of revenues produced by this property in 1996, no property produced 15% or more of the Fund's remaining revenue related to real estate activity in 1996.

        During 1996, the Fund reviewed its portfolio and operating plans with the intent to dispose of all its operating properties by the end of 1998, and to thereafter distribute all of the Fund's net assets to the Partners. For a description of the












     Fund's current plan for disposing of its operating properties, see "THE TRANSACTION--Background of the Disposition Plan" and "-- Background of the Sale."































































              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On the Record Date, there were 84,099 Units issued and outstanding and entitled to vote held of record by 13,121 Limited Partners. At the Record Date, the General Partner and its parent owned 25 Units (less than 1% of the outstanding Units), and all officers and directors of the General Partner, as a group, beneficially owned 30 Units (less than 1% of the outstanding Units). T. Rowe Price Trust Company, as custodian for participants in the T. Rowe Price Funds Individual Retirement Accounts, as custodian for participants in various 403(b)(7) plans, and as custodian for various profit sharing and money purchase plans, is the registered owner of 24,284 Units (29% of the outstanding Units). T. Rowe Price Trust Company has no beneficial interest in such accounts and no control over investment decisions with respect to such accounts, nor any other accounts for which it may serve as trustee or custodian with respect to an investment in the Fund. The General Partner, its parent, and all officers and directors of the General Partner intend to consent to the Transaction.

                                 LITIGATION

        The Fund is not currently involved in any pending legal proceedings, other than ordinary routine litigation incidental to the business of the Fund, which management believes are, individually or in the aggregate, material to the Fund's financial condition or results of operations.

                           AVAILABLE INFORMATION

        The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov".

        The Commission permits the Fund to "incorporate by reference" information into this Consent Solicitation Statement, which means that the Fund can disclose important information to Limited Partners by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Consent Solicitation Statement, except for any information superseded by information in this Consent Solicitation Statement.

        The following documents, which have been filed with the Securities and Exchange Commission, contain important information about the Fund and its financial condition and are hereby incorporated herein by reference:

        (i) The Fund's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 0-15575).

        (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, including the Fund's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

        The Fund also hereby incorporates by reference all additional reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act that it may file with the Commission between the date of this Consent Solicitation Statement and the date of action by Consent.

        A Limited Partner of the Fund may obtain any of the documents incorporated by reference through the Fund or the Commission. Documents incorporated by reference are available from the Fund without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Consent Solicitation Statement. Limited Partners may obtain documents incorporated by reference in this Consent Solicitation Statement by requesting them in writing or by telephone from T. Rowe Price Realty Income Fund II, P.O. Box 89000, Baltimore, Maryland 21289-0270, telephone number 1-800-962-8300.

        If you would like to request documents from the Fund, please do so by September 3, 1997 to receive them before the action by Consent.

                                T. ROWE PRICE REALTY INCOME
                                FUND II MANAGEMENT, INC.
                                General Partner

                                        /s/James S. Riepe
                                   By:  James S. Riepe
                                        Chairman of the Board
                                        and President

     Baltimore, Maryland
     July 28, 1997



















                       INDEX TO FINANCIAL STATEMENTS


     Financial Statements                                     Page No.

        Independent Auditors' Report . . . . . . . . . . . . . . . F-1

        Consolidated Balance Sheets at
             December 31, 1996 and 1995  . . . . . . . . . . . . . F-2

        Consolidated Statements of Operations
             for each of the three years in the
             period ended December 31, 1996  . . . . . . . . . . . F-3

        Consolidated Statements of Partners' Capital
             for each of the three years
             in the period ended December 31, 1996 . . . . . . . . F-4

        Consolidated Statements of Cash Flows
             for each of the three years in the
             period ended December 31, 1996  . . . . . . . . . . . F-5

        Notes to Consolidated Financial Statements . . . . . . . . F-6

        Condensed Consolidated Balance Sheets at
             March 31, 1997 and December 31, 1996
             (unaudited)   . . . . . . . . . . . . . . . . . . .  F-10

        Condensed Consolidated Statements of Operations
             for the three months ended March 31, 1997
             and March 31, 1996 (unaudited)  . . . . . . . . . .  F-11

        Condensed Consolidated Statement of Partners'
             Capital for the three months ended
             March 31, 1997 (unaudited)  . . . . . . . . . . . .  F-12

        Condensed Consolidated Statements of Cash Flows
             for the three months ended March 31, 1997
             and March 31, 1996 (unaudited)  . . . . . . . . . .  F-13

        Notes to Condensed Consolidated Financial
             Statements (unaudited)  . . . . . . . . . . . . . .  F-14
























     INDEPENDENT AUDITORS' REPORT

     To the Partners
     T. Rowe Price Realty Income Fund II,
     America's Sales-Commission-Free Real Estate Limited Partnership:

     We have audited the accompanying consolidated balance sheets of
     T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership and its consolidated ventures as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership and its consolidated ventures as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     KPMG Peat Marwick LLP

     Chicago, Illinois
     January 30, 1997

























                        CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                            December 31, December 31,
                                                1996        1995
                                             _________   _________

     Assets

     Real Estate Property Investments
       Land  . . . . . . . . . . . . . .      $  8,443     $14,544
       Buildings and Improvements  . . .        19,352      45,170
                                              ________    ________
                                                27,795      59,714
       Less:  Accumulated Depreciation
         and Amortization                       (6,625)   (18,049)
                                              ________    ________
                                                21,170      41,665
       Held for Sale                            14,860       3,500
                                              ________    ________
                                                36,030      45,165
     Cash and Cash Equivalents                   3,667       4,782
     Accounts Receivable  (less allowances of
       $22 and $165)                               162         172
     Other Assets                                  333         410
                                              ________    ________

                                              $ 40,192     $50,529
                                              ________    ________
                                              ________    ________

     Liabilities and Partners' Capital
       Security Deposits and Prepaid Rents    $    505       $ 493
       Accrued Real Estate Taxes                   394         502
       Accounts Payable and Other Accrued
         Expenses                                  307         433
                                              ________    ________

     Total Liabilities                           1,206       1,428
     Partners' Capital                          38,986      49,101
                                              ________    ________

                                              $ 40,192     $50,529
                                              ________    ________
                                              ________    ________

     The accompanying notes are an integral part of the consolidated financial statements.


















                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands except per-unit amounts)

                                       Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________

     Revenues

     Rental Income . . . . . . .     $  5,944  $  6,717  $  6,834
     Interest Income . . . . . .          245       247       149
                                      _______   _______   _______

                                        6,189     6,964     6,983
                                      _______   _______   _______

     Expenses

     Property Operating Expenses        1,113     1,103     1,399
     Real Estate Taxes . . . . .          747       991       877
     Depreciation and
       Amortization  . . . . . .        1,781     2,362     2,979
     Decline (Recovery) of Property
       Values  . . . . . . . . .        3,168      (682)    (860)
     Management Fee to General
       Partner   . . . . . . . .          298       346       269
     Partnership Management
       Expenses  . . . . . . . .          501       452       457
                                      _______   _______   _______

                                        7,608     4,572     5,121
                                      _______   _______   _______

     Income (Loss) from Operations
       before Real Estate Sold         (1,419)    2,392     1,862
     Gain on Real Estate Sold  .          699         -         -
                                      _______   _______   _______

     Net Income (Loss) . . . . .     $   (720) $  2,392  $  1,862
                                      _______   _______   _______
                                      _______   _______   _______


























                                       Years Ended December 31,
                                       1996       1995      1994
                                     _________  __________________

     Activity per Limited Partnership
       Unit

     Net Income (Loss) . . . . .     $  (8.48) $  28.16  $  21.92
                                      _______   _______   _______
                                      _______   _______   _______

     Cash Distributions Declared
       from Operations   . . . .     $  35.50  $  37.68  $  35.50
       from Sale Proceeds  . . .        70.86     40.79         -
                                      _______   _______   _______

     Total Distributions
       Declared  . . . . . . . .     $ 106.36  $  78.47  $  35.50
                                      _______   _______   _______
                                      _______   _______   _______

      Units Outstanding  . . . .       84,099    84,099    84,099
                                      _______   _______   _______
                                      _______   _______   _______

     The accompanying notes are an integral part of the consolidated financial statements.






































                CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                               (In thousands)

                                     General    Limited
                                     Partner    Partners    Total
                                     ________   ________   ________

     Balance, December 31, 1993      $  (261)   $53,401   $53,140
     Net Income  . . . . . . . .          19      1,843     1,862
     Redemption of Units . . . .           -         (1)      (1)
     Cash Distributions  . . . .         (25)    (2,439)  (2,464)
                                     _______    _______   _______

     Balance, December 31, 1994         (267)    52,804    52,537
     Net Income  . . . . . . . .          24      2,368     2,392
     Cash Distributions  . . . .         (32)    (5,796)  (5,828)
                                     _______    _______   _______

     Balance, December 31, 1995         (275)    49,376    49,101
     Net Loss  . . . . . . . . .          (7)      (713)    (720)
     Cash Distributions  . . . .         (26)    (9,369)  (9,395)
                                     _______    _______   _______

     Balance, December 31, 1996      $  (308)   $39,294   $38,986
                                     _______    _______   _______
                                     _______    _______   _______

     The accompanying notes are an integral part of the consolidated financial statements.





































                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)



                                             Years Ended December 31,
                                            1996      1995      1994
                                           _______   _______   _______

     Cash Flows from Operating Activities
     Net Income (Loss)   . . . . . .      $ (720)  $ 2,392   $ 1,862
     Adjustments to Reconcile Net Income
       (Loss) to Net Cash Provided by
       Operating Activities
         Depreciation and
           Amortization  . . . . . .       1,781     2,362     2,979
         Decline (Recovery) of
           Property Values   . . . .       3,168      (682)    (860)
         Gain on Real Estate
           Sold  . . . . . . . . . .        (699)        -         -
         Change in Accounts Receivable,
           Net of Allowances   . . .           6       (11)       68
         Change in Other Assets  . .          72      (125)    (180)
         Change in Security Deposits and
           Prepaid Rents   . . . . .          12       (29)       50
         Change in Accrued Real Estate
           Taxes   . . . . . . . . .        (108)       70      (47)
         Change in Accounts Payable and
           Other Accrued
           Expenses  . . . . . . . .        (126)      154         5
                                          _______  _______   _______

     Net Cash Provided by Operating
       Activities  . . . . . . . . .       3,386     4,131     3,877
                                          _______  _______   _______
     Cash Flows from Investing Activities

     Proceeds from Property
       Dispositions  . . . . . . . .       5,959     2,622         -
     Investments in Real Estate  . .      (1,065)     (962)    (805)
                                          _______  _______   _______
     Net Cash Provided by (Used in)
       Investing Activities  . . . .       4,894     1,660     (805)
                                          _______  _______   _______





















                                             Years Ended December 31,
                                            1996      1995      1994
                                           _______   _______   _______


     Cash Flows Used in Financing
       Activities

     Cash Distributions  . . . . . .      (9,395)   (5,828)  (2,464)

     Redemption of Units . . . . . .           -         -       (1)
                                          _______  _______   _______


     Net Cash Used in Financing
       Activities  . . . . . . . . .      (9,395)   (5,828)   (2,465)
                                          _______  _______   _______

     Cash and Cash Equivalents
     Net Change during Year  . . . .      (1,115)      (37)      607
     At Beginning of Year  . . . . .       4,782     4,819     4,212
                                          _______  _______   _______

     At End of Year  . . . . . . . .   $  3,667    $ 4,782   $ 4,819
                                          _______  _______   _______
                                          _______  _______   _______

     The accompanying notes are an integral part of the consolidated financial statements.






































     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     NOTE 1 - ORGANIZATION

     T. Rowe Price Realty Income Fund II, America's Sales-Commission-Free Real Estate Limited Partnership (the "Partnership"), was formed on January 7, 1986, under the Delaware Revised Uniform Limited Partnership Act for the purpose of acquiring, operating, and disposing of existing income-producing commercial and industrial real estate properties. T. Rowe Price Realty Income Fund II Management, Inc., is the sole General Partner. The initial offering resulted in the sale of 84,144 limited partnership units at $1,000 per unit.

     In accordance with provisions of the partnership agreement, income from operations is allocated and related cash distributions are generally paid to the General and Limited Partners at the rates of 1% and 99%, respectively. Sale or refinancing proceeds are generally allocated first to the Limited Partners in an amount equal to their capital contributions, next to the Limited Partners to provide specified returns on their adjusted capital contributions, next 3% to the General Partner, with any remaining proceeds allocated 85% to the Limited Partners and 15% to the General Partner. Gain on property sold is generally allocated first between the General Partner and Limited Partners in an amount equal to the depreciation previously allocated from the property and then in the same ratio as the distribution of sale proceeds. Cash distributions, if any, are made quarterly based upon cash available for distribution, as defined in the partnership agreement. Cash available for distribution will fluctuate as changes in cash flows and adequacy of cash balances warrant.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Partnership's financial statements are prepared in accordance with generally accepted accounting principles which requires the use of estimates and assumptions by the General Partner.

     The accompanying consolidated financial statements include the accounts of the Partnership and its pro rata share of the accounts of T. Rowe Price-Pacific (AMCC), a California limited partnership, South Point Partners, and Tierrasanta 234, which are California general partnerships, in which the Partnership has 90%, 50%, and 30% interests, respectively. They also include the Partnership's pro-rata share of the accounts of Fairchild 234, a California general partnership in which the Partnership had a 24% interest prior to disposition of the property on August 28, 1996. The other partners in these ventures, except for T. Rowe Price-Pacific, are affiliates of the Partnership. All intercompany accounts and transactions have been eliminated in consolidation.













     Depreciation is calculated primarily on the straight-line method over the estimated useful lives of buildings and improvements, which range from five to 40 years. Lease commissions and tenant improvements are capitalized and amortized over the life of the lease using the straight-line method.

     Cash equivalents consist of money market mutual funds, the cost of which approximates fair value.

     The Partnership uses the allowance method of accounting for doubtful accounts. Provisions for (recoveries of) uncollectible tenant receivables in the amounts of $29,000, ($101,000), and $162,000 were recorded in 1996, 1995, and 1994, respectively. Bad debt expense (recoveries) is included in Property Operating Expenses.

     The Partnership will review its real estate property investments for impairment whenever events or changes in circumstances indicate that the property carrying amounts may not be recoverable. Such a review results in the Partnership recording a provision for impairment of the carrying value of its real estate property investments whenever the estimated future cash flows from a property's operations and projected sale are less than the property's net carrying value. The General Partner believes that the estimates and assumptions used in evaluating the carrying value of the Partnership's properties are appropriate; however, changes in market conditions and circumstances could occur in the near term which would cause these estimates to change.

     Rental income is recognized on a straight-line basis over the term of each lease. Rental income accrued, but not yet billed, is included in Other Assets and aggregates $280,000 and $300,000 at December 31, 1996 and 1995, respectively.

     Under provisions of the Internal Revenue Code and applicable state taxation codes, partnerships are generally not subject to income taxes; therefore, no provision has been made for such taxes in the accompanying consolidated financial statements.

     NOTE 3 - TRANSACTIONS WITH RELATED PARTIES

     As compensation for services rendered in managing the affairs of the Partnership, the General Partner earns a partnership management fee equal to 9% of net operating proceeds. The General Partner earned partnership management fees of $298,000, $346,000, and $269,000 in 1996, 1995, and 1994, respectively. In addition, the General Partner's share of cash available for distribution from operations, as discussed in Note 1, totaled $30,000, $31,000, and $28,000 in 1996, 1995, and 1994, respectively.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $117,000,












     $107,000, and $108,000 for communications and administrative services performed on behalf of the Partnership during 1996, 1995, and 1994, respectively.

     An affiliate of the General Partner earned a normal and customary fee of $10,000, $20,000, and $16,000 from the money market mutual funds in which the Partnership made its interim cash investments during 1996, 1995, and 1994, respectively.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting, and other related services to the Partnership. LaSalle's reimbursement for such expenses during each of the last three years totaled $150,000.

     An affiliate of LaSalle earned $131,000, $129,000, and $145,000 in 1996, 1995, and 1994, respectively, for property management fees and leasing commissions on tenant renewals and extensions at several of the Partnership's properties.

     NOTE 4 - PROPERTIES HELD FOR SALE AND DISPOSITIONS

     On June 29, 1995, the Partnership sold Sullyfield Circle and received net proceeds of $2,622,000. Because the carrying value of this property had been written down to approximate its market value, no gain or loss was recognized on this property disposition.

     On February 14, 1996, the Partnership sold Regal Row and received net proceeds of $3,612,000. The net book value of this property at the date of disposition was also $3,612,000, after accumulated depreciation expense and previously recorded property valuation allowances. Therefore, no gain or loss was recognized on the property sale.

     On August 28, 1996, Fairchild Corporate Center, an office property in which the Partnership had a 24% interest was sold. The Partnership received net proceeds of $2,347,000. The net book value of the Partnership's interest at the date of sale was $1,648,000, after deduction of accumulated depreciation and previously recorded impairments. Accordingly, the Partnership recognized a $699,000 gain on the sale of this property.

     The Partnership began actively marketing its two midwest industrial properties, Bonnie Lane and Glenn Avenue in late 1996, and has subsequently signed a letter of intent with a prospective buyer. In late 1996, the Partnership also began marketing South Point Plaza, a shopping center in which the Partnership has a 50% interest. The Partnership has classified the carrying amounts of these three properties as held for sale in the accompanying December 31, 1996 balance sheet.












     The Partnership began actively marketing the AMCC property in June 1996, and classifies it as held for sale in the accompanying December 31, 1996 balance sheet at an amount equal to its estimated net sales proceeds. The disposition of AMCC was completed in early 1997.

     Results of operations for properties held for sale at December 31, 1996, and properties sold during the past three years, are summarized below:

                                       1996       1995        1994
                                    _________  __________   ________

     Recovery (Decline) of          $(679,000)  $ 343,000  $ 899,000
       Property Values
     Other Components of             1,471,000  1,417,000  1,386,000
       Operating Income
                                    __________ __________  _________

     Results of Operations          $  792,000 $1,760,000 $2,285,000
                                    __________ __________  _________
                                    __________ __________  _________

     NOTE 5 - PROPERTY VALUATIONS

     On January 1, 1996, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which changed the Partnership's method of accounting for its real estate property investments when circumstances indicate that the carrying amount of a property may
     not be recoverable.   Measurement of an impairment loss on an
     operating property will now be based on the estimated fair value of the property, which becomes the property's new cost basis, rather than the sum of expected future cash flows. Properties held for sale will continue to be reflected at the lower of historical cost or estimated fair value less anticipated selling costs. In addition, properties held for sale are no longer depreciated.

     Based upon a review of current market conditions, estimated holding period, and future performance expectations of each property, the General Partner has determined that the net carrying value of certain Partnership properties held for operations may not be fully recoverable. Charges recognized for such impairments aggregated $2,489,000 in 1996 and $550,000 in 1994.

     Because the Business Plaza property was not then being actively marketed for sale, its carrying value was assessed and, accordingly, a net valuation allowance of $1,957,000 at December 31, 1995 was reclassified as a permanent impairment of the property's carrying value. Valuation recoveries for this property were $339,000 in 1995 and $511,000 in 1994.












     NOTE 6 - LEASES

     Future minimum rentals (in thousands) to be received by the Partnership under noncancelable operating leases in effect at December 31, 1996, are:

                       1997          $  4,493
                       1998             2,777
                       1999             1,655
                       2000             1,051
                       2001               730
                    Thereafter          1,089
                                      _______

                      Total          $ 11,795
                                      _______
                                      _______

     NOTE 7 - RECONCILIATION OF FINANCIAL STATEMENT TO TAXABLE INCOME

     As described in Note 2, the Partnership has not provided for an income tax liability; however, certain timing differences (in thousands) exist between amounts reported for financial reporting and federal income tax purposes. These differences are summarized below for the last three years:


                                      1996       1995      1994
                                    _________ __________ ________


     Book net income (loss)  . .    $  (720)  $ 2,392    $ 1,862
     Allowance for
       doubtful accounts   . . .       (142)     (161)       182
     Property valuation
       allowance and losses
       on dispositions   . . . .     (2,732)   (2,793)     (860)
     Normalized and
       prepaid rents   . . . . .         78       (81)     (182)
     Interest income . . . . . .          -       301        302
     Depreciation  . . . . . . .       (214)       18        609
     Other items . . . . . . . .         (8)      (61)       (8)
                                   ________  ________   ________

     Taxable income (loss) . . .    $(3,738)  $  (385)   $ 1,905
                                   ________  ________   ________
                                   ________  ________   ________

     NOTE 8 - SUBSEQUENT EVENT

     The Partnership declared a quarterly cash distribution of $16.00 per unit to Limited Partners of the Partnership as of the close of business on December 31, 1996. The Limited Partners will receive $1,346,000, and the General Partner will receive $14,000.












     CONDENSED CONSOLIDATED BALANCE SHEETS
     Unaudited
     (In thousands)
                                    March 31,  December 31,
                                       1997        1996
                                   ___________  ___________
     Assets

     Real Estate Property
     Investments
        Land . . . . . . . . . .    $   8,443   $    8,443
        Buildings and Improvements     19,537       19,352
                                     ________     ________
                                       27,980       27,795

        Less: Accumulated
        Depreciation and
        Amortization . . . . . .       (6,858)     (6,625)
         . . . . . . . . . . . .     ________     ________
         . . . . . . . . . . . .       21,122      21,170
        Properties Held for Sale        7,039      14,860
                                      ________    _______
                                       28,161      36,030
     Cash and Cash
     Equivalents                       10,561       3,667
     Accounts Receivable
     (less allowances of
     $28 and $22)                         196         162
     Other Assets                         288         333
                                       ________    ________
                                      $39,206      $40,192
                                      ________     ________
                                      ________     ________

     Liabilities and Partners' Capital

     Security Deposits and
     Prepaid Rents                    $   397      $   505
     Accrued Real Estate
     Taxes                                392          394
     Accounts Payable and
     Other Accrued Expenses               219          307
                                      ________     ________
     Total Liabilities                  1,008        1,206

     Partners' Capital                 38,198       38,986
                                      ________     ________
                                      $39,206      $40,192
                                      ________     ________
                                      ________     ________
     See accompanying notes to condensed consolidated financial statements.















              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 Unaudited
                   (In thousands except per-unit amounts)



                                       Three Months Ended
                                           March 31,

                                         1997     1996
                                         ____     ____


     Revenues

     Rental
         Income  . . . . . . . . .    $  1,318   $ 1,545
     Interest
         Income  . . . . . . . . .         100        78
                                      ________  ________

                                         1,418     1,623
                                      ________  ________
     Expenses

     Property Operating
         Expenses  . . . . . . . .         241       267
     Real Estate Taxes . . . . . .         175       218
     Depreciation and
         Amortization  . . . . . .         242       470
     Recovery of Property
         Values, Net . . . . . . .         (30)     (112)
     Management Fee to
         General Partner . . . . .          57        55
     Partnership Management
         Expenses  . . . . . . . .         161       116
                                      ________  ________

                                           846     1,014
                                      ________  ________

     Net Income  . . . . . . . . .    $    572   $   609
                                      ________  ________
                                      ________  ________





















                                       Three Months Ended
                                           March 31,

                                         1997     1996
                                         ____     ____


     Activity per Limited
         Partnership Unit

     Net Income  . . . . . . . . .    $   6.73   $  7.17
                                      ________  ________
                                      ________  ________

     Cash Distributions Declared
         from Sale Proceeds  . . .    $  93.50   $ 42.95
         from Operations . . . . .           -      6.50
                                      ________  ________

     Total Distributions Declared     $  93.50   $ 49.45
                                      ________  ________
                                      ________  ________

     Units Outstanding . . . . . .      84,099    84,099
                                      ________  ________
                                      ________  ________

     See accompanying notes to condensed consolidated financial statements.






































           CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 Unaudited
                               (In thousands)



                                 General   Limited
                                 Partner  Partners   Total
                                 _______   _______  ______

     Balance,
        December 31,
        1996 . . . . . . .     $    (308)$ 39,294 $ 38,986
     Net Income  . . . . .             6      566      572
     Cash Distri-
        butions  . . . . .           (14)  (1,346)  (1,360)
                                 _______  _______  _______

     Balance, March 31,
        1997 . . . . . . .     $    (316)$ 38,514 $ 38,198
                                 _______  _______  _______
                                 _______  _______  _______

     See accompanying notes to condensed consolidated financial statements.









































              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 Unaudited
                               (In thousands)

                                        Three Months Ended
                                             March 31,
                                           1997     1996
                                         ________ ________

     Cash Flows from Operating
        Activities

     Net Income  . . . . . . . . . .    $    572   $   609
     Adjustments to Reconcile
        Net Income to Net Cash
        Provided by Operating Activities
          Depreciation and
          Amortization . . . . . . .         242       470
        Recovery of Property
          Values, Net  . . . . . . .         (30)     (112)
        Increase in Accounts
          Receivable, Net of
          Allowances . . . . . . . .         (34)       (9)
        Decrease in Other Assets . .          45        41
        Decrease in Security
          Deposits and Prepaid
          Rent . . . . . . . . . . .        (108)      (79)
        Decrease in Accrued Real
          Estate Taxes . . . . . . .          (2)     (117)
        Decrease in Accounts
          Payable and Other
          Accrued Expenses . . . . .         (88)     (114)
                                        ________  ________
     Net Cash Provided by
        Operating Activities . . . .         597       689
                                        ________  ________

     Cash Flows from Investing
        Activities

     Proceeds from Property
        Disposition  . . . . . . . .       7,863     3,612
     Investments in Real Estate  . .        (206)     (178)
                                        ________  ________
     Net Cash Provided by
        Investing Activities . . . .       7,657     3,434
                                        ________  ________
     Cash Flows Used in
        Financing Activities

     Cash Distributions  . . . . . .      (1,360)   (1,780)
                                        ________  ________













                                        Three Months Ended
                                             March 31,
                                           1997     1996
                                         ________ ________

     Cash and Cash Equivalents

     Net Increase during Period  . .       6,894     2,343
     At Beginning of Year  . . . . .       3,667     4,782
                                        ________  ________

     At End of Period  . . . . . . .    $ 10,561 $   7,125
                                        ________  ________
                                        ________  ________

     See accompanying notes to condensed consolidated financial statements.


















































            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 Unaudited

     The unaudited interim condensed consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. All such adjustments are of a normal, recurring nature.

     The unaudited interim financial information contained in the accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements contained in the 1996 Annual Report to Partners.

     NOTE 1 - TRANSACTIONS WITH RELATED PARTIES AND OTHER

     As compensation for services rendered in managing the affairs of the Partnership, the General Partner earns a partnership management fee equal to 9% of net operating proceeds. The General Partner earned a partnership management fee of $57,000 during the first three months of 1997.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $37,000 for communications and administrative services performed on behalf of the Partnership during the first three months of 1997.

     An affiliate of the General Partner earned a normal and customary fee of $5,000 from the money market mutual funds in which the Partnership made its interim cash investments during the first three months of 1997.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting and other related services to the Partnership. LaSalle's reimbursement for such expenses during the first three months of 1997 totaled $38,000.

     An affiliate of LaSalle earned $31,000 in the first three months of 1997 for property management fees and leasing commissions on tenant renewals and extensions for several of the Partnership's properties.

     NOTE 2 - REAL ESTATE PROPERTY INVESTMENTS

     On January 23, 1997, the AMCC property was sold and the Partnership received net proceeds of $7,863,000. The net book value of the Partnership's interest in this property at the date of disposition was also $7,863,000, after accumulated depreciation expense and previously recorded property valuation allowances. Therefore, no gain or loss was recognized on the property sale. Results of operations for this property during the first quarter of 1997 include a $95,000 recovery of property value prior to its sale.

     In April 1997, South Point Plaza, a shopping center in which the Partnership had a 50% interest, was sold and the Partnership received net proceeds of $ 1,452,930. The net book value of the Partnership's interest in this property at the date of disposition was also $1,452,930 after accumulated depreciation expense and previously recorded property valuation allowances. Therefore, no gain or loss was recognized on the property sale. Results of operations for this property during the first quarter of 1997 include a $65,000 decline of property value.

     The Partnership began actively marketing its two midwest industrial properties, Bonnie Lane and Glenn Avenue in 1996, and classifies them as held for sale in the accompanying balance sheets.

     On April 11, 1997, the Partnership and its consolidated ventures entered into contracts with a buyer for the sale of all property investments, including the two midwest industrial properties. The total sales price is $30,441,000 before selling expenses. The transactions are subject to further due diligence by the buyer and the approval of the Limited Partners which could result in changes to or the cancellation of the contracts. If the transactions are closed, the Partnership will have sold all of its real estate property investments and will begin liquidation.

     NOTE 3 - SUBSEQUENT DISTRIBUTIONS

     The Partnership declared a cash distribution of $93.50 per unit to the Limited Partners of the Partnership as of the close of business on March 31, 1997. The distribution of $7,863,000 to the Limited Partners is 100% of the Partnership's share of the AMCC sales proceeds.




























     Legg Mason Wood Walker, Incorporated
     111 South Calvert Street
     Baltimore, MD  21203-1476


                                                   July 21, 1997


     T. Rowe Price Realty Income Fund II Management, Inc.
     100 East Pratt Street
     Baltimore, Maryland  21202
     Attention: Mr. James S. Riepe, President

     Gentlemen:

           We understand that T. Rowe Price Realty Income Fund II, America s Sales-Commission-Free Real Estate Limited Partnership (the "Fund") and Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. (collectively, the "Acquiror") have entered into an agreement dated as of April 11, 1997 (the "Agreement"), which provides that the Fund will sell all of its real estate assets (the "Properties") to the Acquiror for cash consideration of $30,440,820 (the "Sale").

           In connection with the Sale, we have been requested to provide our opinion to T. Rowe Price Realty Income Fund II Management, Inc., the general partner of the Fund (the "General Partner") regarding the fairness to the Fund and the limited partners, from a financial point of view, of the consideration to be received by the Fund in the Sale.

           In conducting our analysis and arriving at the opinion set forth below, we have, among other things:

           (i) reviewed the Agreement;

           (ii)reviewed and analyzed the audited financial statements of the Fund for the years ended December 31, 1995 and 1996;


           (iii)reviewed and analyzed the unaudited consolidated financial statements of the Properties for the three months ended March 31, 1997;

           (iv)reviewed and analyzed certain internal information concerning the business and operations of the Fund and the Properties furnished to us by the General Partner and by LaSalle Advisors Limited ("LaSalle"), including unaudited cash-basis projections for the Properties for the years ending December 31, 1997 through 2007;

           (v) reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Acquiror;














           (vi)reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we deemed relevant to our inquiry;

           (vii)reviewed and analyzed certain selected market purchase price data that we deemed relevant to our inquiry;

           (viii)held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and

           (ix) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as we deemed appropriate.

           In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor has Legg Mason been furnished with any such independent evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us as of the date hereof. Additionally, our opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and we were not requested to, nor did we, solicit the interest of any other party in acquiring the Properties.

           We have acted as financial advisor to the General Partner and will receive a fee for our services. It is understood that this opinion is provided to the General Partner in its evaluation of the Sale and our opinion does not constitute a recommendation to any limited partner of the Fund as to whether such limited partner should approve the Sale. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any filing made by the Fund with the Securities and Exchange Commission with respect to the Sale and as an appendix to the Fund s consent solicitation statement furnished to limited partners in connection with the Sale.










           Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the Fund in the Sale is fair to the Fund and its limited partners from a financial point of view.

                                 Very truly yours,



                                 Legg Mason Wood Walker,Incorporated


                                          By:/s/Jeff M. Rogatz
                                          Jeff M. Rogatz
                                          Managing Director






















































     T. ROWE PRICE REALTY INCOME FUND II,
     AMERICA S SALES-COMMISSION-FREE REAL ESTATE LIMITED PARTNERSHIP 100 East Pratt Street
     Baltimore, Maryland 21202

                    WRITTEN CONSENT

             This written consent to approve a transaction consisting of (i) the sale of substantially all of the assets (the "Sale") of T. Rowe Price Realty Income Fund II, America s Sales-Commission-Free Real Estate Limited Partnership, a Delaware limited partnership (the "Fund"), consisting of interests in eight properties, as contemplated by the Purchase and Sale Agreements and Joint Escrow Instructions, dated as of April 11, 1997, with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described in the accompanying Consent Solicitation Statement is solicited by T. Rowe Price Realty Income Fund II Management, Inc., the General Partner of the Fund (the "General Partner"). The Sale and Liquidation are being consented to as one proposal to approve the Transaction. All written consents must be received by the Fund and delivered to the General Partner before 10:00 a.m. New York City time on September 11, 1997 to be valid, unless such date or time is extended. All signed written consents will be counted FOR the Transaction unless otherwise marked. The General Partner recommends a vote FOR the Transaction.
             / /  FOR THE TRANSACTION
             / /  AGAINST THE TRANSACTION
             / /  ABSTAIN FROM CONSENTING TO THE TRANSACTION
             (Please date and sign on reverse side.)
     Please mark, sign, date and return the consent card promptly using the enclosed envelope to T. Rowe Price Realty Income Fund II.
             CONSENT NUMBER
             UNITS

     Dated: , 1997

     Signature

     Dated: , 1997

     Signature
     Please sign EXACTLY as YOUR name appears HEREIN. If signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or other entity, please sign in partnership or entity name by authorized person.
     The General Partner requests that you fill in the date and sign the consent and return it in the enclosed envelope. IF THE CONSENT IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY THE FUND.